                                                                     EXHIBIT 4.7

________________________________________________________________________________



                        LYONDELL PETROCHEMICAL COMPANY

                                 $225,000,000


                               CREDIT AGREEMENT

                         DATED AS OF DECEMBER 1, 1997



                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                           AS ADMINISTRATIVE AGENT,

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                           AS  DOCUMENTATION AGENT,

                           THE CHASE MANHATTAN BANK,
                               AS AUCTION AGENT,

                                      AND

                   THE BANKS FROM TIME TO TIME PARTY HERETO


________________________________________________________________________________

                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS
SECTION
     1.01.   Definitions........................................................ 1
     1.02.   Accounting Terms and Determinations................................18
     1.03.   Types of Loans and Borrowings......................................18
     1.04.   Terms Generally....................................................18

                                  ARTICLE II
                                  THE CREDITS

     2.01.   Commitments to Lend................................................19
     2.02.   Notice of Committed Borrowings.....................................21
     2.03.   Letters of Credit..................................................22
     2.04.   Notice to Banks; Funding of Committed Loans........................27
     2.05.   Committed Notes....................................................28
     2.06.   Maturity of Committed Loans........................................29
     2.07.   Interest Rates.....................................................29
     2.08.   Conversions and Continuances.......................................30
     2.09.   Pro Rata Committed Borrowings......................................31
     2.10.   Competitive Borrowings.............................................31
     2.11.   Optional Termination or Reduction of Commitments...................35
     2.12.   Mandatory Termination of Commitments...............................35
     2.13.   Optional Prepayments...............................................35
     2.14.   General Provisions as to Payments..................................36
     2.15.   Funding Losses.....................................................36
     2.16.   Fees...............................................................37
     2.17.   Computation of Interest and Fees...................................37
     2.18.   Maximum Interest Rate..............................................38
     2.19.   Withholding Tax Exemption..........................................40

                                  ARTICLE III
                                  CONDITIONS

SECTION
     3.01.   Effectiveness......................................................41
     3.02.   Credit Events......................................................43

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

SECTION
     4.01.   Representations and Warranties of the Borrower.....................45

                                   ARTICLE V
                                   COVENANTS

SECTION
     5.01.   Certain Information to be Furnished by the Borrower................50
     5.02.   Maintenance of Property; Insurance.................................54
     5.03.   Limitation on Liens................................................54
     5.04.   Consolidation, Merger, Disposition of Assets.......................57
     5.05.   Use of Proceeds....................................................58
     5.06.   Payment of Taxes...................................................58
     5.07.   LCR Matters........................................................58
     5.08.   Equistar Matters...................................................59
     5.09.   Financial Covenants................................................59
     5.10.   No Subsidiary Debt.................................................61
     5.11.   Disposition of Interests in Subsidiaries...........................61

                                  ARTICLE VI
                             DEFAULTS AND REMEDIES

SECTION
     6.01.   Defaults...........................................................62
     6.02.   Other Remedies.....................................................64
     6.03.   Rights of Setoff...................................................64

                                  ARTICLE VII
                                  THE AGENTS

SECTION
     7.01.   Appointment and Authorization......................................65
     7.02.   Agents and Affiliates..............................................65
     7.03.   Action by Agents...................................................65
     7.04.   Consultation with Experts..........................................65
     7.05.   Liability of Agents................................................66
     7.06.   INDEMNIFICATION....................................................66
     7.07.   Credit Decision....................................................66
     7.08.   Successor Agents...................................................67

                                 ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES

SECTION
     8.01.   Basis for Determining Interest Rate Inadequate or Unfair...........67
     8.02.   Illegality.........................................................68
     8.03.   Increased Cost and Reduced Return..................................68
     8.04.   Substitute Loans...................................................70
     8.05.   Regulation D Compensation..........................................71
     8.06.   Substitution of Bank...............................................71

                                  ARTICLE IX
                                 MISCELLANEOUS

SECTION
     9.01.   Notices............................................................72
     9.02.   No Waiver..........................................................72
     9.03.   GOVERNING LAW......................................................72
     9.04.   Expenses; Documentary Taxes; Indemnification.......................72
     9.05.   Amendments, Etc....................................................74
     9.06.   Counterparts; Integration..........................................74
     9.07.   Successors and Assigns.............................................74
     9.08.   Survival...........................................................76
     9.09.   Acknowledgment.....................................................76
     9.10.   Headings...........................................................76
     9.11.   Sharing of Setoffs.................................................76
     9.12.   Collateral.........................................................77
     9.13.   CONSENT TO JURISDICTION............................................77
     9.14.   FINAL AGREEMENT OF THE PARTIES.....................................78

SCHEDULE I - Commitments
SCHEDULE 5.03(c) - Existing and Contemplated Liens

EXHIBIT 2.02 - Form of Notice of Committed Borrowing
EXHIBIT 2.03 - Form of Letter of Credit Request
EXHIBIT 2.05 - Form of Committed Note
EXHIBIT 2.08 - Form of Notice of Conversion
EXHIBIT 2.10(a) - Form of Competitive Bid Request
EXHIBIT 2.10(b) - Form of Notice of Competitive Bid Request
EXHIBIT 2.10(c) - Form of Competitive Bid
EXHIBIT 2.10(d) - Form of Competitive Note
EXHIBIT 3.01(ii) - Form of Certificate of Incumbency
EXHIBIT 3.01(iv) - Form of Opinion of Counsel for the Borrower

EXHIBIT 3.01(v)  - Form of Opinion of Special Counsel for the Agents

          THIS CREDIT AGREEMENT (this"Agreement") dated as of December 1, 1997 among LYONDELL PETROCHEMICAL COMPANY, a Delaware corporation, the BANKS listed on the signature pages hereof and/or those BANKS that hereafter become party to this Agreement pursuant to Section 9.07(c), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Administrative Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, and THE CHASE MANHATTAN BANK, as Auction Agent.

          The Borrower (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) has requested the Banks to extend credit in order to enable it to borrow on a revolving basis and obtain the issuance of Letters of Credit in an aggregate amount not in excess of $225,000,000. The proceeds of the Loans and the Letters of Credit are to be used to provide working capital availability and for general corporate purposes. The Banks are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION  1.01.   Definitions.  In addition to terms defined elsewhere in
                      -----------
this Agreement, as used in this Agreement the following terms have the following meanings (all terms defined in this Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "Administrative Questionnaire" means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

     "Administrative Agent" means Texas Commerce Bank National Association in its capacity as administrative and syndication agent for the Banks hereunder and its successors in such capacity.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.

     "Agents" means the Administrative Agent, the Documentation Agent and the Auction Agent.

     "Agreement" has the meaning specified in the introduction hereto, as the same may hereafter be amended, extended and modified from time to time.

     "Alternate Competitive Loan" means any Competitive Loan bearing interest at a fixed percentage rate per annum specified by the Bank making such Loan in its Competitive Bid.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Committed Loans and Euro-Dollar Competitive Loans, its Euro-Dollar Lending Office, and (iii) with respect to the Issuing Bank, its Domestic Lending Office.

     "Applicable Margin" means (a) 0.55% with respect to the Euro-Dollar Committed Loans and 0.20% per annum with respect to the Facility Fee, in each case for the period from the date of this Agreement until the first Determination Date after the date of this Agreement and (b) for any subsequent period from and including any Determination Date, beginning with the first Determination Date after the date of this Agreement, if the Applicable Percentage Ratio on the first day of such period is within a range set forth in column A below, the per annum percentage equal to the percentage set forth for that range in the column for Euro-Dollar Committed Loans or the Facility Fee, as the case may be:

       A                Euro-Dollar Committed Loans         Facility Fee
--------------          ---------------------------         ------------
less than or equal                  0.55%                      0.20%
     to 1.0 to 1.0

greater than 1.0 to 1.0             0.75%                      0.25%

     "Applicable Percentage Ratio" means (a) as of any Determination Date as defined in clause (a) of that definition, the ratio of (i) Consolidated Debt as of the end of the Borrower's most recently ended fiscal quarter or fiscal year, as the case may be, to (ii) Consolidated Cash Flow for the Borrower's four most recently ended fiscal quarters and (b) as of any other Determination Date, a ratio greater than 1.0 to 1.0 until such time as the Administrative Agent receives the requisite financial statements referred to in clause (b) or (c) of the definition of Determination Date, as the case may be.

     "Assignee" has the meaning set forth in Section 9.07(c).

     "Auction Agent" means The Chase Manhattan Bank in its capacity as auction agent for the Banks hereunder and its successors in such capacity.

     "Authorized Officer" and "Authorized Representative" of the Borrower shall mean an officer or other representative of the Borrower designated as such in the latest Certificate of Incumbency of the Borrower. The Agents and the Banks shall be conclusively entitled to rely on the latest such Certificate of Incumbency of the Borrower delivered to the Administrative Agent.

     "Bank" means each financial institution which is listed on the signature pages hereof as being a "Bank" and which has executed and delivered this Agreement and/or each Assignee which becomes a "Bank" pursuant to Section 9.07(c), and their respective successors.

     "Base Rate" means, for any day, a rate per annum equal to the lesser of (i) the higher of (x) the Prime Rate for such day, or (y) the Federal Funds Rate for such day, plus 1/2 of 1 percent, or (ii) the Highest Lawful Rate.

     "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

     "Borrower" means Lyondell Petrochemical Company, a Delaware corporation, and its successors.

     "Borrowing" has the meaning set forth in Section 1.03.

     "Borrowing Date" means, with respect to each Borrowing, the Domestic Business Day or Euro-Dollar Business Day upon which the proceeds of such Borrowing are to be made available to the Borrower.

     "Certificate of Incumbency" shall mean a Certificate of Incumbency described in clause (ii) of Section 3.01 and any successor or replacement Certificate of Incumbency delivered hereunder.

     "CITGO" means CITGO Petroleum Corporation, a Delaware corporation, and its successors and assigns.

     "CITGO Refining" means CITGO Refining Investment Company, an Oklahoma corporation, and its successors (including any entity that assumes Citgo Refining's obligations under the Company Regulations).

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Commitment" means, as to each Bank, the amount set forth opposite its name on Schedule I under the heading "Commitment" or as set forth in an instrument signed by all appropriate parties in accordance with Section 9.07(c) (as such amount may be increased from time to time pursuant to Section 2.01(b) or reduced from time to time as provided in Section 2.10 or 2.11).

     "Commitment Percentage" of any Bank means, at any time, the ratio which its Commitment bears to the aggregate of all the Banks' Commitments or, if the Commitments have been terminated, the ratio which the aggregate outstanding principal amount of the Committed Loans made by such Bank bears to the aggregate outstanding principal amount of all Committed Loans made by the Banks.

     "Committed Amount" means, at any time, the aggregate principal amount of the Commitments at such time.

     "Committed Borrowing" is a Borrowing under Sections 2.01 and 2.02.

     "Committed Loan" means a Loan made pursuant to Section 2.01.

     "Competitive Bid" means an offer by a Bank to the Borrower to make a Competitive Loan in the form of Exhibit 2.10(c).

     "Competitive Bid Request" has the meaning set forth in Section 2.10(a).

     "Competitive Borrowing" is a Borrowing under Section 2.10.

     "Competitive Loan" means a Loan made pursuant to Section 2.10.

     "Consolidated Capital Expenditures" means, for any period with respect to any Person, the gross additions to fixed assets attributable to cash flows from investing activities as reflected on the consolidated statement of cash flows of that Person and its Consolidated Subsidiaries for such period.

     "Consolidated Cash Flow" means, for any period with respect to the Borrower and its Consolidated Subsidiaries, without duplication, (a) EBITDA of the Borrower as of the end of that period, plus (b) all distributions to the Borrower from earnings and all distributions to the Borrower in excess of earnings from LCR, Equistar, Methanol and each Other Equity Person, in each case, as reflected on the consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries as of the end of that period, minus (c) an amount equal to the sum of (i) the amount of all distributions to the Borrower derived from financing activities of LCR, Equistar, Methanol and each Other Equity Person, plus (ii) the amount of all capital contributions by the Borrower to LCR, Equistar, Methanol and each Other Equity Person.

     "Consolidated Debt" means, as of the date of any determination thereof with respect to any Person, all Debt of that Person and its Consolidated Subsidiaries.

     "Consolidated Interest Expense" means, for any period with respect to any Person, the Interest Expense reflected on the consolidated statement of income of that Person and its Consolidated Subsidiaries for such period.

     "Consolidated Net Income or Loss" means, for any period with respect to any Person, the net income (loss) reflected on the consolidated statement of income of that Person and its Consolidated Subsidiaries for such period.

     "Consolidated Net Tangible Assets" means, with respect to any Person, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any liabilities that are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (ii) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on the most recent quarterly consolidated balance sheet of that Person and its Consolidated Subsidiaries.

     "Consolidated Subsidiary" means at any date with respect to any Person any Subsidiary of that Person or other entity the accounts of which are consolidated with those of that Person in that Person's consolidated financial statements as of such date.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414(b) or 414(c) of the Code.

     "Credit Event" means the making of a Loan or the occasion of any other Borrowing hereunder or the issuance, renewal or extension of any Letter of Credit hereunder.

     "Debt" of any Person means without duplication, as of the date of any determination thereof (i) the aggregate outstanding principal amount of all indebtedness for borrowed money of such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including letters of credit), (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable incurred in the ordinary course of business, (iv) the capitalized amount of all obligations of such Person as lessee under capital leases, (v) all obligations of others of the type described in clauses (i) through (iv) of this definition to the extent secured by a Lien on any asset of such Person, whether or not such obligations are assumed by such Person and (vi) all obligations of others of the type described in clauses (i) through (iv) of this definition to the extent Guaranteed by such Person.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Determination Date" means, for purposes of determining the Applicable Margin or the Letter of Credit Percentage from time to time, (a) the first date after the end of a fiscal quarter or fiscal year, as the case may be, of the Borrower on which the Administrative Agent receives the financial statements as of the end of that fiscal quarter or fiscal year required by Section 5.01(a) or
Section 5.01(b), as the case may be, (b) the 61st day after the end of any fiscal quarter of the Borrower if the Administrative Agent has not received the financial statements as of the end of that fiscal quarter required by Section 5.01(b) and (c) the 121st day after the end of any fiscal year of the Borrower if the Administrative Agent has not received the financial statements required by Section 5.01(a).

     "Dividend" means any cash dividend paid or declared by the board of directors of the Borrower in respect of the Borrower's stock now or hereafter outstanding.

     "Documentation Agent" means Bank of America National Trust and Savings Association in its capacity as documentation agent for the Banks hereunder and its successors in such capacity.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Houston or New York City are authorized by law to close.

     "Domestic Lending Office" means, as to each Bank, including the Issuing Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office, branch or Affiliate as such Bank may from time to time specify to the Administrative Agent and the Borrower as its Domestic Lending Office.

     "Drawing" means any drawing under a Letter of Credit.

     "EBITDA" means, for any period with respect to any Person, the sum of (a) Consolidated Net Income or Loss of that Person for such period, minus (b) interest income of that Person and its Consolidated Subsidiaries for such period, plus (c) Consolidated Interest Expense of that Person for such period, plus (d) depreciation, amortization and provisions for deferred taxes of that Person and its Consolidated Subsidiaries for such period, and plus or minus (e) any Non-Operating Special Items.

     "EBITDA Adjustment" means, for any fiscal quarter in which the Borrower, LCR, Equistar, Methanol or any Other Equity Person or any of their respective Consolidated Subsidiaries shall incur downtime at or with respect to any plant or manufacturing or processing unit (as determined by the Borrower in its sole discretion), an amount equal to the lesser of (i) the estimated amount by which the combined EBITDA of all such Persons is impacted by such downtime or (ii) $20,000,000, which amount may be included in the calculation of Global EBITDA for that fiscal quarter; provided, that such adjustment of up to $20,000,000 for
                         --------
all such Persons may only be made for one fiscal quarter during the term of this Agreement.

     "Effective Date" means December 1, 1997, on satisfaction of the conditions set forth in clauses (a) and (b) of Section 3.01.

     "Environmental Laws" means federal, state or local laws, rules or regulations, including any administrative order, permit or approval pertaining to health, safety or the environment in effect in the applicable jurisdiction at the time in question, including the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"),
                                                                     ------
the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act, as amended, the Resource Conservation and Recovery Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, comparable state and local laws, and other environmental conservation and protection laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Equistar" means Equistar Chemicals, LP, a Delaware limited partnership, the general partners of which on the date hereof are Lyondell Equistar G.P. and Millennium Equistar GP and the limited partners of which on the date hereof are Lyondell Equistar LP and Millennium Equistar LP, and its successors.

     "Equistar Debt" means the Debt of Lyondell Equistar LP evidenced by its promissory note dated December 1, 1997 in the principal face amount of $345,000,000 payable to Equistar on the terms provided for therein.

     "Equistar Partnership Agreement" means the limited partnership agreement of Equistar dated October 10, 1997, as amended from time to time, subject, however, to Section 5.08.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Committed Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Committed Loan in accordance with the applicable Notice of Committed Borrowing.

     "Euro-Dollar Competitive Loan" means a Competitive Loan to be made by a Bank as a Euro-Dollar Competitive Loan in accordance with the applicable Competitive Bid.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Bank as it may from time to time specify to the Administrative Agent and the Borrower as its Euro-Dollar Lending Office.

     "Euro-Dollar Margin" has the meaning set forth in Section 2.07(b).

     "Euro-Dollar Rate" has the meaning set forth in Section 2.07(b).

     "Euro-Dollar Reserve Percentage" means with respect to any Bank for any day that percentage (expressed as a decimal) which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including without limitation any basic, supplemental or emergency reserves) imposed on such Bank in respect of "Euro-currency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Committed Loans is determined or in respect of any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Facility Fee" has the meaning specified in Section 2.16(a).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/1OOth of 1 percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal

Reserve Bank of Dallas on the Domestic Business Day next succeeding such day; provided, however, that (i) if such day is not a Domestic Business Day, the
--------  -------
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Texas Commerce Bank National Association on such day for such transactions as determined by the Administrative Agent.

     "Global Debt" means the sum of (a) the Borrower's Consolidated Debt, plus
(b) the amount equal to the Ownership Percentage in LCR of LCR's Consolidated Debt, plus (c) the amount equal to the Ownership Percentage in Equistar of Equistar's Consolidated Debt, plus (d) the amount equal to the Ownership Percentage in Methanol of Methanol's Consolidated Debt, plus (e) the amount equal to the Ownership Percentage in each Other Equity Person of such Other Equity Person's Consolidated Debt; provided, however, Global Debt shall not include any Debt of LCR, Equistar, Methanol or any Other Equity Person owing to the Borrower.

     "Global EBITDA" means (a) the Borrower's EBITDA, plus (b) the amount equal to the Ownership Percentage in LCR of LCR's EBITDA, plus (c) the amount equal to the Ownership Percentage in Equistar of Equistar's EBITDA, plus (d) the amount equal to the Ownership Interest in Methanol of Methanol's EBITDA, plus (e) the amount equal to the Ownership Percentage in each Other Equity Person of such Other Equity Person's EBITDA, plus (e) any EBITDA Adjustment.

     "Guarantee"means, in respect of any Person, for that Person to guarantee or act, directly or indirectly, as a surety for any Debt of any other Person and, without limiting the generality of the foregoing, to (i) incur or assume any such Debt, direct or indirect, contingent or otherwise, (ii) purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by binding agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (iii) assure in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided,
                                                               --------
however, in no event shall the term "Guarantee"mean to endorse for collection or
-------
deposit in the ordinary course of business.

     "Hazardous Materials" means any pollutant, contaminant, solid waste, asbestos, petroleum product, crude oil or a fraction thereof, any toxic or hazardous substance, material or waste, any flammable, explosive or radioactive material or any other material or substance not mentioned above which is regulated under any Environmental Law.

     "Highest Lawful Rate" has the meaning set forth in Section 2.18.

     "Interest Expense" means, for any period and for any Person, without duplication, the total interest expense of such Person as reflected on an income statement of such Person for such period.

     "Interest Period" means: (1) with respect to each Euro-Dollar Committed Borrowing, the period commencing on the date of such Committed Borrowing and ending one through seven days (subject to market availability), or one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Committed Borrowing or Notice of Conversion; provided, however, that:
                                                       --------  -------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) immediately below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period applicable to any Euro-Dollar Committed Loan of any Bank which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date;

     (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Committed Borrowing and ending 90 days thereafter; provided,
                                                                --------
however, that:
-------

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) immediately below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) any Interest Period applicable to any Base Rate Loan of any Bank which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date; and

     (3) with respect to each Competitive Borrowing, the period commencing on the date of such Competitive Borrowing and ending on such date as the Borrower may elect in the applicable Competitive Bid Request, provided, however, that:
                                                     --------  -------

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) immediately below) applicable to a Alternative Competitive Loan which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

          (b) any Interest Period (other than an Interest Period determined pursuant to clause (c) immediately below) applicable to a Euro-Dollar Competitive Loan which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

          (c) any Interest Period applicable to any Competitive Borrowing which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

     "Issuing Bank" means Texas Commerce Bank National Association or such other Bank as the Borrower may have requested and which has consented to serve as Issuing Bank that issues a Letter of Credit.

     "Joint Proxy Statement" shall mean the Joint Proxy Statement filed by the Borrower and Millennium with the Securities and Exchange Commission on October 17, 1997.

     "Joint Venture" shall mean the combination of certain of the Borrower's and Millennium's respective petrochemicals businesses to form a joint venture, which will be organized as a Delaware limited partnership named Equistar Chemicals, LP and headquartered in Houston, Texas, all on terms and in a manner not materially inconsistent with the Master Transaction Agreement, the Asset Contribution Agreements, the Limited Partnership Agreement and the description thereof in the Joint Proxy Statement.

     "LCR" means LYONDELL-CITGO Refining Company Ltd., a Texas limited liability company, and its successors.

     "LCR Regulations" means the amended and restated limited liability company regulations of LCR dated as of July 1, 1993, as further amended to the date hereof and as hereafter amended from time to time, subject, however, to Section 5.07.

     "Letter of Credit" has the meaning set forth in Section 2.03(a).

     "Letter of Credit Application" has the meaning set forth in Section
2.03(a).

     "Letter of Credit Fee" has the meaning set forth in Section 2.03(n).

     "Letter of Credit Limit" means $75,000,000.

     "Letter of Credit Outstandings" means, at any time, the sum of (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the amount of all Unpaid Drawings in respect of all Letters of Credit.

     "Letter of Credit Percentage" means (a) 0.75% for the period from the date of this Agreement until the first Determination Date after the date of this Agreement and (b) for any subsequent period from and including any Determination Date, beginning with the first Determination Date after the date of this Agreement, (i) 0.75% if the Applicable Percentage Ratio is less than or equal to
1.0 to 1.0 and (ii) 1.00% if the Applicable Percentage Ratio is greater than 1.0 to 1.0.

     "Letter of Credit Request" has the meaning set forth in Section 2.03(a).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person or any Subsidiary of that Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Committed Loan or a Competitive Loan and "Loans" means Committed Loans or Competitive Loans or any combination of the foregoing.

     "Loan Documents" means this Agreement (including all Exhibits), the Notes and the Letter of Credit Applications.

     "LRC" means Lyondell Refining Company, a Delaware corporation and a wholly-owned Subsidiary of the Borrower, and its successors (including any entity that assumes LRC's obligations under the LCR Regulations).

     "Lyondell Equistar GP" means Lyondell Petrochemical G.P. Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower, and its successors (including any entity that assumes Lyondell Equistar GP's obligations under the Equistar Partnership Agreement).

     "Lyondell Equistar LP" means Lyondell Petrochemical L.P. Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower, and its successors (including any entity that assumes Lyondell Equistar LP's obligations under the Equistar Partnership Agreement).

     "Lyondell Equistar Partners" means Lyondell Equistar GP and Lyondell Equistar LP.

     "Lyondell Methanol GP" means Lyondell General Methanol Company, a Delaware corporation and wholly-owned Subsidiary of the Borrower, and its successors (including any entity that assumes Lyondell Methanol GP's obligations under the Methanol Partnership Agreement).

     "Lyondell Methanol LP" means Lyondell Limited Methanol Company, a Delaware corporation and wholly-owned Subsidiary of the Borrower, and its successors (including any entity that assumes Lyondell Methanol LP's obligations under the Methanol Partnership Agreement).

     "Lyondell Methanol Partners" means Lyondell Methanol GP and Lyondell Methanol LP.

     "Material Adverse Effect" means relative to the occurrence of any event and after taking into account existing or reasonably anticipated insurance coverage and indemnification rights with respect to such occurrence, a material adverse effect (i) on the business, operations, affairs, assets, condition (financial or otherwise) or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or (ii) on the ability of the Borrower to perform its obligations hereunder and under the Notes.

     "Material Plan" means a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $25,000,000.

     "MCNIC" means MCN Investment Corporation, a Michigan corporation, and its successors and assigns.

     "MCNIC Methanol GP" means MCNIC General Methanol Company, a Michigan corporation and a wholly-owned Subsidiary of MCNIC, and its successors (including any entity that assumes MCNIC Methanol GP's obligations under the Methanol Partnership Agreement).

     "MCNIC Methanol LP" means MCNIC General Methanol Company, a Michigan corporation and a wholly-owned Subsidiary of MCNIC, and its successors (including any entity that assumes MCNIC Methanol LP's obligations under the Methanol Partnership Agreement).

     "Methanol Partnership Agreement" means the limited partnership agreement of Methanol dated December 12, 1996, as amended from time to time.

     "Methanol" means Lyondell Methanol Company, L.P., a Texas limited partnership, the general partners of which on the date hereof are Lyondell Methanol GP and MCNIC Methanol GP and the limited partners of which on the date hereof are Lyondell Methanol LP and MCNIC Methanol LP, and its successors.

     "Millennium" means Millennium Chemicals Inc., a Delaware corporation, and its successors and assigns.

     "Millennium Equistar GP" means Millennium Petrochemicals GP LLC, a Delaware limited liability company and indirect, wholly-owned Subsidiary of Millennium, and its successors (including any entity that assumes Millennium Equistar GP's obligations under the Equistar Partnership Agreement).

     "Millennium Equistar LP" means Millennium Petrochemicals LP LLC, a Delaware limited liability company and an indirect, wholly-owned Subsidiary of Millennium, and its successors (including any entity that assumes Millennium Equistar LP's obligations under the Equistar Partnership Agreement).

     "Millennium Equistar Partners" means Millennium Equistar GP and Millennium Equistar LP.

     "Net Interest" means the sum of (a) interest on Replacement Debt, minus (b) any interest earned on the proceeds from Replacement Debt, plus (c) interest on Replaced Debt.

     "Non-Operating Special Item" means (a) any item resulting from a change in one or more accounting principles, (b) any extraordinary or non-recurring item or (c) any material operating item which is unusual in nature or infrequent in occurrence; provided, however, that with respect to the designation of any item
            --------  -------
(other than non-cash items) described in clause (c), the Borrower must obtain the agreement of the Administrative Agent and the Documentation Agent that such designation is appropriate, which agreement shall not be unreasonably withheld.

     "Notes" means Committed Notes of the Borrower, substantially in the form of
Exhibit 2.05, and Competitive Notes of the Borrower, substantially in the form of Exhibit 2.10(d), evidencing the obligation of the Borrower to repay the Loans made thereunder, and "Note" means any one of such Committed Notes or Competitive Notes.

     "Notice of Committed Borrowing" means a Notice of Committed Borrowing made pursuant to Section 2.02 in the form of Exhibit 2.02.

     "Notice of Competitive Bid Request" means a Notice of Competitive Bid Request made pursuant to Section 2.10(a) in the form of Exhibit 2.10(b).

     "Notice of Conversion" has the meaning set forth in Section 2.08.

     "Obligations" means all the obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, Unpaid Drawings, interest, fees, expenses, indemnification or otherwise.

     "Other Equity Person" means any Person other than LCR, Equistar and Methanol in which the Borrower owns investments which are accounted for on the equity basis of accounting by the Borrower.

     "Owner" has the meaning assigned to that term in the LCR Regulations.

     "Ownership Percentage" means, at any time, the percentage represented by the ratio of the equity interests owned, directly or indirectly, by the Borrower in any Person to all equity interests of that Person issued and outstanding, at that time.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 9.07(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a limited liability company, a limited or general partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Prime Rate" means the prime rate of interest most recently determined by Texas Commerce Bank National Association and thereafter entered in the minutes of its Loan and Discount Committee, automatically fluctuating upward and downward with and at the time specified in each such determination, without notice to the Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer.

     "Reference Bank" means Texas Commerce Bank National Association.

     "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Bank.

     "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time (including any successor provision thereto).

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time (including any successor provision thereto).

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time (including any successor provision thereto).

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

     "Required Banks" means, at any date, Banks holding at least 66-2/3 percent of the then aggregate unpaid principal amount of the Committed Loans and participations in the Letter of Credit Outstandings, or, if no such principal amount is then outstanding and no Letter of Credit Outstandings exist, then Banks having at least 66-2/3 percent of the Commitments; if no such principal amount is then outstanding and no Letter of Credit Outstandings exist and all Commitments have been terminated, then Banks holding at least 66-2/3 percent of the then aggregate unpaid principal amount of the Competitive Loans.

     "Requirements of Environmental Laws" means, as to any Person, the requirements of any Environmental Laws applicable to such Person or the condition or operation of such Person's business or its properties, both real and personal.

     "Restricted Property" means:

          (a) any plant (including fixtures and equipment) for the refining of petroleum or the production of petrochemicals owned by the Borrower, or any of its Subsidiaries, except (i) related facilities which in the opinion of the Board of Directors of the Borrower are transportation or marketing facilities and (ii) any plant for the refining of petroleum or the production of petrochemicals which in the reasonable opinion of the Board of Directors of the Borrower is not a principal plant of the Borrower and its Subsidiaries;

          (b)  any inventory of the Borrower or a Subsidiary;

          (c) any trade accounts receivable of the Borrower or any of its Subsidiaries; and

          (d) any shares of capital stock or indebtedness of a Restricted Subsidiary owned by the Borrower or any of its Subsidiaries (excluding any of such shares that constitute "margin stock" as defined in Regulation U).

     "Restricted Subsidiary" shall mean any Subsidiary of the Borrower which owns any Restricted Property.

     "Stated Amount" means, with respect to each Letter of Credit, at any time, the maximum amount then available to be drawn thereunder, assuming satisfaction of all conditions to such drawing.

     "Stub Period Global EBITDA" means the sum of (a) the Borrower's EBITDA, plus (b) an amount equal to the Ownership Percentage in LCR of LCR's EBITDA.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) are at the time owned or controlled directly or indirectly by that Person. Without in any other way limiting the foregoing, none of LCR, Equistar, Methanol or any Other Equity Person shall be deemed to be a Subsidiary of the Borrower.

     "Termination Date" means for any Bank the earlier of (a) the later of (i) the 364th day after the date of this Agreement and (ii) such later date as may be accepted by such Bank from time to time pursuant to Section 2.01(b) and (b) any date on which the Loans become due and payable in full, whether by acceleration or otherwise in accordance with this Agreement.

     "'34 Act Report" has the meaning set forth in Section 4.01(f).

     "Total Capitalization" means at any time, with respect to the Borrower and its Subsidiaries, the sum of (a) the Consolidated Debt of the Borrower and (b) the shareholder's equity of the Borrower and its Subsidiaries determined on a consolidated basis.

     "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Unpaid Drawing" has the meaning specified in Section 2.03(g).

     SECTION 1.02. Accounting Terms and Determinations.  Unless otherwise
                   -----------------------------------
specified herein, with respect to any Person, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by such Person's independent public accountants) with the most recent audited consolidated financial statements of such Person and its Consolidated Subsidiaries delivered to the Administrative Agent.

     SECTION 1.03.  Types of Loans and Borrowings. The term "Borrowing" denotes
                    -----------------------------
the aggregation of Loans of one or more Banks to be made to the Borrower or converted or continued pursuant to Article II on a single date and for a single Interest Period. Loans and Borrowings are classified for purposes of this Agreement by reference to the Loans comprising such Borrowings and the pricing of such Loans (e.g., a "Euro-Dollar Committed Borrowing" is a Borrowing comprised of Committed Euro-Dollar Loans).

     SECTION 1.04.  Terms Generally.  When used in this Agreement, (i) the words
                    ---------------
"herein," "hereof," "hereto" and "hereunder" and words of similar import shall refer to this Agreement as a whole unless otherwise specified, (ii) the words "Article," "Section," "Exhibit" and "Schedule" shall refer to Articles and Sections of, and

Exhibits and Schedules to, this Agreement unless otherwise specified. For purposes of Section 2.18, the term "Bank" shall also include the Issuing Bank and (iii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such terms.

                                  ARTICLE II

                                  THE CREDITS

      SECTION 2.01. Commitments to Lend.  (a)  Each Bank severally agrees, on
                    -------------------
the terms and conditions set forth in this Agreement, from time to time to lend to the Borrower pursuant to this Section 2.01 in amounts such that the aggregate outstanding principal amount of Committed Loans by such Bank, plus its Commitment Percentage of the Letter of Credit Outstandings at any one time outstanding shall not exceed the amount of its Commitment. Without in any way limiting the foregoing, at no time will the sum of (A) the Letter of Credit Outstandings, plus (B) the aggregate outstanding principal amount of the Committed Loans, plus (c) the aggregate outstanding principal amount of the Competitive Loans exceed the Committed Amount. Each Committed Borrowing under this Section 2.01 shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Committed Borrowing may be in an aggregate amount such that, immediately after giving effect to such Borrowing, the sum of (A) the Letter of Credit Outstandings, plus (B) the aggregate outstanding principal amount of the Committed Loans, plus (C) the aggregate outstanding principal amount of the Competitive Loans will equal the Committed Amount) and shall be made by the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, prior to the Termination Date the Borrower may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.13, prepay Committed Loans and re-borrow at any time.

     (b) At any time after the 61st day prior to the then current Termination Date, the Borrower may request that the Termination Date be extended, effective on the then current Termination Date, to the date which is the 364th day after the then current Termination Date and the Banks may, at their option, accept or reject such request. To request an extension, the Borrower shall notify the Administrative Agent of the Borrower's request to extend the Termination Date, and the Administrative Agent shall promptly notify the Banks of each such request. Each Bank shall notify the Administrative Agent in writing within 30 days after receipt of such request whether it consents to such extension; provided that no Bank shall be required to give notice of consent prior to 30
--------
days prior to the then current Termination Date (the later of such days shall be referred to as the "Extension Response Date"). If any Bank shall fail to give such notice to the Administrative Agent by the Extension Response Date, such Bank shall be deemed to have rejected the requested extension. If all the Banks consent to the requested extension by the Extension Response Date, the Termination

Date shall be automatically extended to the date which is the 364th day after the then current Termination Date. If fewer than all the Banks so consent (each Bank rejecting the requested extension being referred to as a "Terminating
                                                               -----------
Bank"), the Borrower shall within five days after the Extension Response Date
----
notify the Administrative Agent (which shall promptly notify each Bank) whether the Borrower elects to withdraw its request for an extension of the Termination Date or to extend the Termination Date for all the Banks that have consented to such extension. If the Borrower elects to so extend the Termination Date as to fewer than all the Banks, the Administrative Agent shall promptly notify the non-Terminating Banks of the Borrower's decision, and each Bank which is not a Terminating Bank shall have the right, but not the obligation, to elect to increase its Commitment by an amount not to exceed the aggregate amount of the Commitments of the Terminating Banks, which election shall be made by notice from each such non-Terminating Bank to the Administrative Agent and the Borrower given not later than five Business Days after the date notified by the Administrative Agent, specifying the amount of such proposed increase in such non-Terminating Bank's Commitment.

     (c) If the aggregate amount of the proposed increases in the respective Commitments of all such non-Terminating Banks making such an election is in excess of the aggregate Commitments of the Terminating Banks, (i) the respective Commitments of the Terminating Banks shall be allocated pro rata among such non-
                                                        --------
Terminating Banks based on the respective amounts of the proposed increases to their Commitments elected by such non-Terminating Banks and (ii) the respective Commitments of such non-Terminating Banks shall be increased by the respective amounts allocated pursuant to clause (i) above so that, after giving effect to such Commitment terminations and increases, the aggregate amount of the Commitments of the non-Terminating Banks will be the same as the Committed Amount prior to the Extension Response Date. If the aggregate amount of the proposed increases to the respective Commitments of all non-Terminating Banks making such an election equals the aggregate Commitments of the Terminating Banks, the respective Commitments of such non-Terminating Banks shall be increased by the respective amounts of their proposed increases, so that after giving effect to such Commitment terminations and increases, the aggregate amount of the Commitments non-Terminating Banks will be the same as the Committed Amount prior to the Extension Response Date. If the aggregate amount of the proposed increases to the respective Commitments of all non-Terminating Banks making such an election is less than the aggregate Commitments of the Terminating Banks, (i) the respective Commitments of such non-Terminating Banks shall be increased by the respective amounts of their proposed increases and
(ii) the Borrower shall have the right to add one or more banks and other financial institutions as parties to this Agreement (in such capacity, each a "Purchasing Bank") to replace such Terminating Banks, which Purchasing Banks
 ---------------
shall have aggregate Commitments not greater than those of the Terminating Banks, less the amounts thereof, if any, assumed by the non-Terminating Banks, as described immediately above. The transfer of Commitments and outstanding Loans from Terminating Banks to Purchasing Banks and non-Terminating Banks shall take place on the effective date of, and pursuant to the execution, delivery, acceptance and recording of, instruments of assignment and acceptance in accordance with the procedures set forth in Section 9.07(c).

     (d) To the extent that any Terminating Bank does not transfer all its Commitment and outstanding Loans to a Purchasing Bank or a non-Terminating Bank pursuant to subsection (c) immediately above, on the Termination Date applicable to each such Terminating Bank, the Committed Amount shall be reduced by the amount of the Commitment of each such Terminating Bank and, concurrently with such reduction in the Committed Amount, the Borrower shall pay the outstanding principal amount of the Loans of each such Terminating Bank, together with all accrued and unpaid interest thereon, each such Terminating Bank's ratable share of all accrued and unpaid Facility Fees and all other amounts then owing to such Terminating Bank hereunder, in each case, to the extent not transferred pursuant to subsection (c) immediately above.

     (e) Each Terminating Bank's Commitment shall expire no later than its Termination Date and each Terminating Bank shall have no further rights or obligations hereunder following (i) the transfer of such Terminating Bank's Commitment and outstanding Loans from such Terminating Bank to Purchasing Banks or non-Terminating Banks and (ii) the payment in full of all amounts due and owing to such Terminating Bank on its Termination Date.

     (f) Notwithstanding any other provision of this Section 2.01, the Administrative Agent and the Borrower shall have the right, without consent of the Required Banks, to amend the procedures for the extension of the Termination Date set forth in this Section 2.01 to the extent the Administrative Agent shall determine such amendment to be necessary to ensure that the Banks will not be required to maintain capital against their Commitments under applicable rules, regulations and interpretations of bank regulatory authorities; provided, that
                                                                --------
no such amendment shall permit the extension of any Bank's Commitment without the consent of such Bank.

     SECTION 2.02.  Notice of Committed Borrowings. The Borrower shall give
                    ------------------------------
the Administrative Agent notice (a "Notice of Committed Borrowing") substantially in the form of Exhibit 2.02 not later than 10:00 a.m. (Houston time) on (i) the date of each Base Rate Borrowing or each Euro-Dollar Committed Borrowing with an Interest Period of seven days or less and (ii) the third Euro-Dollar Business Day before each Euro-Dollar Committed Borrowing with an Interest Period greater than seven days, specifying:

          (a) the date of such Committed Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Committed Borrowing;

          (b)  the aggregate amount of such Committed Borrowing;

          (c) whether the Loans comprising such Committed Borrowing are to be Base Rate Loans or Euro-Dollar Committed Loans;

          (d) in the case of a Euro-Dollar Committed Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period;

          (e) the aggregate outstanding principal amount of Debt of the Borrower and its Subsidiaries incurred after the Effective Date and, if required, a calculation as of the date of such Notice of Committed Borrowing pursuant to Section 5.09(a);

          (f) more than one Notice of Committed Borrowing may be given on any Domestic Business Day or any Euro-Dollar Business Day, as the case may be.

     SECTION 2.03.   Letters of Credit.
                     -----------------

     (a) Subject to and upon the terms and conditions hereof and the execution and delivery of a letter of credit application ("Letter of Credit Application"), and a letter of credit request ("Letter of Credit Request") substantially in the form of Exhibit 2.03(b) , the Issuing Bank agrees that it will, at any time and from time to time on or after the Effective Date and prior to the Termination Date, renew, extend and issue for the account of the Borrower (in support of its obligations or the obligations of its Consolidated Subsidiaries) one or more irrevocable standby letters of credit (each such letter of credit, a "Letter of Credit"); provided, however, that the Issuing Bank shall not extend, renew or
          --------  -------
issue any Letter of Credit if at the time of such issuance, extension or renewal and after giving effect thereto:

          (i) the sum of the Letter of Credit Outstandings at such time, plus the aggregate principal amount of all Loans then outstanding or requested would exceed the Commitment Amount; or

          (ii) the Letter of Credit Outstandings at such time, would exceed the Letter of Credit Limit; or

          (iii) the expiry date or, in the case of any Letter of Credit containing an expiry date that is extendible at the option of the Issuing Bank, the initial expiry date of such Letter of Credit, is a date that is later than the Termination Date; or

          (iv) such issuance, renewal or extension shall be prohibited by applicable law.

     (b) The Issuing Bank shall neither renew nor permit the renewal of any Letter of Credit if any of the conditions precedent to such renewal set forth in
Section 3.02 are not satisfied or, after giving effect to such renewal, the expiry date of such Letter of Credit would be a date that is later than the Termination Date.

     (c) Whenever the Borrower requests that a Letter of Credit be issued or renewed for its account or an existing expiry date be extended, it shall forward an executed Letter of Credit Request and Letter of Credit Application to the Issuing Bank (with copies to be sent to the Administrative Agent (if different from the Issuing Bank)) (i) in the case of a Letter of Credit to be issued or renewed at least four Domestic Business Days' prior to the proposed date of issuance or renewal and (ii) in the case of the extension of the existing expiry date of any Letter of Credit, at least five Domestic Business Days prior to the date on which the Issuing Bank must notify the beneficiary thereof that the Issuing Bank does not intend to extend such existing expiry date. Each Letter of Credit shall be denominated in U.S. dollars, shall expire no later than the date specified in paragraph (a) above, shall not be in an amount greater than is permitted under this Section 2.03 and shall be in such form as may be approved from time to time by the Issuing Bank and the Borrower.

     (d) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be renewed, extended or issued in accordance with, and will not violate the requirements of this Agreement. Unless the Issuing Bank has received notice from the Administrative Agent (if different from the Issuing Bank) before it issues or renews the respective Letter of Credit or extends the existing expiry date of a Letter of Credit that one or more of the conditions specified in
Article III are not then satisfied, or that the renewal, extension or issuance of such Letter of Credit would violate any of the terms of this Agreement, then the Issuing Bank may renew, extend or issue the requested Letter of Credit for the account of the Borrower (in support of its obligations and the obligations of its Consolidated Subsidiaries) in accordance with the Issuing Bank's usual and customary practices. Upon its issuance or renewal of any Letter of Credit or the extension of the existing expiry date of any Letter of Credit, as the case may be, the Issuing Bank shall promptly notify the Borrower, the Administrative Agent and each Bank of such issuance, renewal or extension, which notice shall be accompanied by a copy of the Letter of Credit actually issued or renewed or a copy of any amendment extending the existing expiry date of any Letter of Credit, as the case may be.

     (e) Upon the renewal, extension or issuance by the Issuing Bank of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage in each such Letter of Credit (including extensions of the expiry date thereof), each substitute letter of credit, each drawing made thereunder and the Obligations of the Borrower under this Agreement and the other Loan Documents with respect thereto and any security, if any, therefor.

     (f) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.

     (g) Upon the receipt by the Issuing Bank of any documentation presented for a drawing from a beneficiary under a Letter of Credit, the Issuing Bank promptly will provide the Administrative Agent (if different from the Issuing
Bank), the Banks and the Borrower with telecopy notice thereof and the Issuing Bank will promptly examine the documentation presented for such drawing in accordance with its customary procedures for conformity to the requirements of such Letter of Credit. The Borrower hereby agrees to reimburse the Issuing Bank by making payment to the Administrative Agent in immediately available funds (which payment may be made by application of the proceeds of Loans made to the Borrower in accordance with this Agreement) for any payment so made by the Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed by the Borrower, including by application of the proceeds of Loans to the Borrower in accordance with this Agreement, an "Unpaid Drawing") upon demand on or after the date of such payment, with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 2:00 p.m. (Houston time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made as provided above, at a rate per annum equal to the lesser of (i) the sum of 2 percent, plus the Base Rate, or
(ii) the Highest Lawful Rate.

     (h) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank (including by any application of the proceeds of Loans) pursuant to paragraph (g) above, the Issuing Bank shall promptly notify the Administrative Agent (if different from the Issuing Bank) and the Administrative Agent, shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Commitment Percentage of such unreimbursed payment in dollars and in funds immediately available in Houston. If the Administrative Agent so notifies, prior to 11:00 a.m. (Houston time) on any Domestic Business Day, any Bank required to fund a payment under a Letter of Credit, such Bank shall make available to the Administrative Agent for the account of the Issuing Bank such Bank's Commitment Percentage of the amount of such payment on such Domestic Business Day in funds immediately available in Houston. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Issuing Bank, such Bank agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand such amount, together with the interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the Federal Funds Rate. The failure of any Bank to make available to the Administrative Agent for the account of the Issuing Bank, its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Administrative Agent for the account of the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to the Administrative Agent for the account of the Issuing Bank such other Bank's Commitment Percentage of any such payment.

     (i) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Issuing Bank any payments from a Bank pursuant to paragraph (h) above, the Issuing Bank shall pay to the Administrative Agent (if different from the Issuing Bank) and the Administrative Agent shall promptly pay to each Bank which has paid its Commitment Percentage thereof, in dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof together with any interest on such reimbursement obligation allocable to such Bank's Commitment Percentage paid by the Borrower to the Issuing Bank and received by the Administrative Agent pursuant to paragraph (g) above.

     (j) The obligations of the Banks to make payments to the Administrative Agent for the account of the Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever (except for the gross negligence or willful misconduct of the Issuing
Bank) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

          (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (2) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of Letter of Credit, any Agent, the Issuing Bank, any other Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

          (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

          (5)  the occurrence of any Default or Event of Default.

     (k) The Borrower also agrees with the Issuing Bank and the Banks that the Issuing Bank shall not be responsible for, and the Borrower's reimbursement obligations under paragraph (g) above are absolute and unconditional and shall not be affected by any of the following (absent any gross negligence, willful misconduct or violation of law on the part of any of the Issuing Bank, the Agents and the other Banks): the validity or genuineness of documents or any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and the beneficiary of any letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee or any other matter or event similar to any of the foregoing or any setoff, counterclaim or defense to payment which the Borrower may have.

     (l) The Issuing Bank, its officers, directors, agents and employees, shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays caused by the Issuing Bank's gross negligence or willful misconduct or violation of law. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE ISSUING BANK SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS OR REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF THE ISSUING BANK IN CONNECTION WITH ANY SUCH ERROR, OMISSION, INTERRUPTION OR DELAY AS AFORESAID. The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents if done in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, as in effect from time to time, and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of Texas, shall not result in any liability of the Issuing Bank to the Borrower.

     (m) To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control and no Letter of Credit Application or any other document relating to any Letter of Credit shall give the Agents or the Banks any additional rights than they would otherwise have under this Agreement.

     (n) The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Issuing Bank, pay an upfront fee (in each case, a "Letter of Credit Fee") to the Administrative Agent in respect of each Letter of Credit so issued in an amount equal to the Letter of Credit Percentage in effect from time to time of the face amount of such Letter of Credit, as the case may be, plus a fronting fee for the benefit of the Issuing Bank equal to 0.125% (computed on an annualized basis), plus the Issuing Bank's issuance, amendment and other administrative fees and charges customarily charged to its customers similarly situated. Such Letter of Credit Fee (but not such customary issuance, amendment fee or other administrative fees and charges, or the fronting fee, all of which shall be solely for the account of the Issuing Bank) shall be for the accounts of the Banks in accordance with their respective Commitment Percentages. Such upfront fees and fronting fees shall be based on a 360-day year, except that if the use of a 360-day year would cause any such fees constituting interest (within the meaning of all applicable laws) to exceed the Highest Lawful Rate, then such interest and fees will be computed on the basis of a year of 365 days (or 366 in a leap year).

     SECTION 2.04.   Notice to Banks; Funding of Committed Loans.
                     -------------------------------------------

     (a) Upon receipt of a Notice of Committed Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Committed Borrowing and such Notice of Committed Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 noon (Houston time) on the date of each Committed Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Committed Borrowing, in funds immediately available in Houston, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

     (c) If any Bank makes a new Committed Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Committed Loan from such Bank, such Bank shall apply the proceeds of its new Committed Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the principal amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b) immediately above, or remitted by the Borrower to the Administrative Agent as provided in
Section 2.14, as the case may be.

     (d) Unless the Administrative Agent shall have received notice from a Bank prior to or on the date of any Committed Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Committed Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Committed Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Committed Loan included in such Committed Borrowing for purposes of this Agreement. In no event shall any payment by the Administrative Agent, or repayment by the Borrower, of any amount pursuant to this subsection (d) relieve the Bank that failed to make available its share of the related Committed Borrowing of its obligations hereunder.

     SECTION 2.05.   Committed Notes.   (a)  The Committed Loans of each Bank
                     ---------------
shall be evidenced by a single Committed Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to such Bank's Commitment.

     (b) Upon receipt of each Bank's Committed Note pursuant to Section 3.01, the Administrative Agent shall send by overnight mail such Committed Note to such Bank. Each Bank shall record the date, amount and maturity of each Committed Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Committed Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Committed Loan then outstanding; provided, however, that the failure of any Bank to make any such
             --------  -------
recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Committed Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Committed Note and to attach to and make a part of its Committed Note a continuation of any such schedule as and when required.

     SECTION 2.06.   Maturity of Committed Loans.  Subject to any rights of the
                     ---------------------------
Borrower under Section 2.08, each Committed Loan included in any Committed Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Committed Borrowing.

     SECTION 2.07.   Interest Rates.  (a)  Each Base Rate Loan shall bear
                     --------------
interest on the outstanding principal amount thereof, for each day from the date such Committed Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the lesser of (i) the sum of 2 percent, plus the rate otherwise applicable to Base Rate Loans for such day, or (ii) the Highest Lawful Rate.

     (b) Each Euro-Dollar Committed Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the lesser of (i) the sum of the Euro-Dollar Margin (as in effect on the first day of such Interest Period), plus the Euro-Dollar Rate or
(ii) the Highest Lawful Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "Euro-Dollar Margin" means, for any Interest Period, the Applicable Margin for Euro-Dollar Committed Loans.

     "Euro-Dollar Rate" means, for the Interest Period for each Euro-Dollar Committed Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of the Reference Bank to first class banks in the interbank eurodollar market selected by the Reference Bank, as shown on the Dow Jones Telerate Screen (Pages 314, 872 and 4833) or, if the Dow Jones Telerate Screen is not available, as shown on the Bloomberg Screen British Banker's LIBOR fixing, at or around 9:00 a.m. (Houston time), two (2) Business Days before the first day of such Interest Period (except in the case of a Borrowing with an Interest Period of 7 days or less, which shall be 10:30 a.m. (Houston time) on the Business Day of such Borrowing) in an amount substantially equal to the amount of the Euro-Dollar Committed Loan of the Reference Bank comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period.

     (c) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Committed Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the lesser of
(i) the sum of 2 percent, plus the rate applicable to Base Rate Loans for such day or (ii) the Highest Lawful Rate.

     (d) The Administrative Agent shall determine each interest rate applicable to the Committed Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks by telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) The Reference Bank, if not the Administrative Agent, agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If the Reference Bank, if not the Administrative Agent, does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     (f)  Competitive Loans shall bear interest as set forth in Section 2.10(i).

     SECTION 2.08.   Conversions and Continuances.  At the end of any Interest
                     ----------------------------
Period, the Borrower shall have the option to convert or continue all or a portion, equal to not less than $5,000,000 ($1,000,000 in the case of conversions or continuations into Base Rate Loans), of the outstanding principal amount of one Type of its Committed Loans made pursuant to one or more Committed Borrowings into a Committed Borrowing or Committed Borrowings of the other Type or Types of Committed Loans; provided, however, that except as otherwise
                             --------  -------
provided in Section 8.03, no partial conversion or continuation of Euro-Dollar Committed Loans shall reduce the outstanding principal amount of Euro-Dollar Committed Loans made pursuant to any single Borrowing to less than $5,000,000 and (ii) Base Rate Loans may be converted into Euro-Dollar Committed Loans or continued as Base Rate Loans, and Euro-Dollar Committed Loans may be continued as Euro-Dollar Committed Loans or converted into Base Rate Loans for additional Interest Periods if and only if, in either case no Default or Event of Default is in existence on the date of the conversion or continuation. Each such conversion or continuation shall be effected by the Borrower giving the Administrative Agent notice substantially in the form of
Exhibit 2.08 (each a "Notice of Conversion") prior to 11:00 a.m. (Houston time) at least (a) three Euro-Dollar Business Days prior to the date of such conversion or continuation in the case of a conversion or continuation into Euro-Dollar Committed Loans (unless such conversion or continuation of Euro-Dollar Committed Loans is into an Interest Period of seven days or less, in which event such notice shall be delivered no later than 10:30 a.m. (Houston time) on the Business Day of such Borrowing) and (b) one Domestic Business Day in the case of a conversion or continuation into Base Rate Loans, specifying each Type of Borrowing (or portions thereof) to be so converted or continued and, if to be converted or continued into Euro-Dollar Committed Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give the Banks written or telephonic notice (promptly confirmed in writing) of any such proposed conversion or continuation affecting any of its Loans.

     SECTION 2.09.   Pro Rata Committed Borrowings.  All Committed Borrowings
                     -----------------------------
under this Agreement shall be incurred from the Banks ratably in proportion to their respective Commitments. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Committed Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its Commitment hereunder.

     SECTION 2.10.   Competitive Borrowings.  (a) The Borrower may, from time
                     ----------------------
to time, request the Auction Agent to deliver to the Banks a request for Competitive Bids, to which any one or more of the Banks may, but are not obligated to, respond. To request a Competitive Bid, the Borrower shall hand deliver, telex or telecopy to the Auction Agent a duly completed request for Competitive Bid in the form of Exhibit 2.10(a) (a "Competitive Bid Request"), to
                               ---------------     -----------------------
be received by the Auction Agent (i) in the case of: a Euro-Dollar Competitive Loan, not later than 9:00 a.m. (Houston time), four Euro-Dollar Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and
(ii) in the case of an Alternate Competitive Loan, not later than 9:00 a.m. (Houston time), one Domestic Business Day before the Borrowing Date specified for a proposed Competitive Borrowing. A Competitive Bid Request that does not conform substantially to the format of Exhibit 2.10(a) may be rejected in the
                                       ---------------
Auction Agent's sole discretion, and the Auction Agent shall promptly notify the Borrower of such rejection by telex or telecopier. Each Competitive Bid Request shall in each case refer to this Agreement and specify (i) whether the Competitive Loans then being requested are to be Euro-Dollar Competitive Loans or Alternate Competitive Loans, (ii) the Borrowing Date of such Competitive Loans and the aggregate principal amount thereof which shall not be less than $5,000,000 or greater than the unused Committed Amount on such Borrowing Date and shall be in integral multiples of $1,000,000), (iii) the Interest Period with respect thereto and (iv) the total Borrowings

(Committed and Competitive) outstanding hereunder. Upon receipt of a satisfactory Competitive Bid Requests, the Auction Agent shall forward a Notice of Competitive Bid Request on to each of the Banks by telex or telecopier on the terms and conditions of this Agreement, to make Competitive Bids pursuant to such Notice of Competitive Bid Request. The Notice of Competitive Bid Request with respect to any proposed Competitive Borrowing shall be given to the Banks promptly, and in no event later than 12:00 noon (Houston time), (i) in the case of Euro-Dollar Competitive Loans, four Euro-Dollar Business Days before the Borrowing Date specified for such proposed Competitive Borrowing, and (ii) in the case of Alternate Competitive Loans, one Business Day before the Borrowing Date specified for such Competitive Borrowing.

     (b) (i) Each Bank may, in its sole discretion, make a Competitive Bid to the Borrower responsive to each Notice of Competitive Bid Request. Each Competitive Bid by a Bank must be submitted to the Auction Agent via telex or telecopier, (A) in the case of Euro-Dollar Competitive Loans, not later than 8:30 a.m. (Houston time), three Euro-Dollar Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (B) in the case of Alternate Competitive Loans, not later than 8:30 a.m. (Houston time), on the Borrowing Date specified for a proposed Competitive Borrowing. Each Competitive Bid shall refer to this Agreement and (A) specify the principal amount which shall not be less than $5,000,000 and integral multiples of $1,000,000, or (B) specify the interest rate or rates at which the Bank is prepared to make the Competitive Loan and (C) confirm the Borrowing Date and the Interest Period (if any) with respect thereto specified by the Borrower. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Auction Agent via telex or telecopier (A) in the case of Euro-Dollar Competitive Loans, not later than 8:30 a.m. (Houston time), three Euro-Dollar Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (B) in the case of Alternate Competitive Loans, not later than 8:30 a.m. (Houston time), on the Borrowing Date specified for a proposed Competitive Borrowing; provided,
                                                                   --------
however, that failure by any Bank to give such notice shall not cause such Bank
-------
to be obligated to make any Competitive Loan as part of such Competitive Borrowing and shall constitute rejection. A Competitive Bid submitted by a Bank pursuant to this paragraph shall be irrevocable;

          (ii) with respect to any Competitive Bid for a Euro-Dollar Competitive Borrowing, the interest rate shall be calculated on the basis of the LIBO Rate, which means an interest rate per annum equal to the arithmetic average (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) of the rate per annum at which deposits in U.S. dollars are offered in immediately available funds to the principal office of the Reference Bank in London, England (or if a Reference Bank does not at the time any such determination is made maintain an office in London, England, the principal office of any Affiliate of such Reference Bank in London, England), at 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Interest Period with a maturity equal to the applicable Interest Period.

     (c) The Auction Agent will arrange the bids in ascending yield order. In the case of (i) Euro-Dollar Competitive Loans, not later than 9:00 a.m. (Houston time), three Euro-Dollar Business Days before the proposed Borrowing Date specified for a proposed Competitive Borrowing and (ii) Alternate Competitive Loans, not later than 9:00 a.m. (Houston time), on the Borrowing Date specified for a proposed Competitive Borrowing, the Auction Agent shall notify the Borrower of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with subsection (b) of this Section and (ii) of any subsequent Competitive Bids submitted by such Bank with respect to the same Notice of Competitive Bid Request; provided that any such subsequent Competitive Bid shall
                         --------
be disregarded by the Auction Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid.
The Auction Agent's notice to the Borrower shall specify (i) the aggregate principal amount of Competitive Bids for which offers have been received for each Interest Period specified in the related Notice of Competitive Bid Request,
(ii) the respective principal amounts and interest rates, so offered and (iii) if applicable, limitations on the aggregate principal amount of Competitive Bids for which offers in any single Notice of Competitive Bid Request may be accepted.

     (d) If offers are made by two or more Banks with the same interest rates for a greater aggregate principal amount of Competitive Loans than can be accepted for the related Interest Period (after giving effect to the acceptance of all lower Interest Rates, as the case may be, properly offered for such Interest Period), the principal amount of Competitive Loans which can be accepted shall be allocated by the Borrower among such Banks as nearly as possible (in such multiples of $1,000,000 (or the approximate equivalent amount thereof), as the Borrower may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Competitive Loans to be made by each Bank shall be conclusive in the absence of manifest error.

     (e) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph, accept or reject any Competitive Bid and shall notify Auction Agent by telex or telecopier whether and to what extent it has decided to accept or reject the bids (i) in the case of Euro-Dollar Competitive Loans, not later than 10:00 a.m. (Houston time), three Euro-Dollar Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and
(ii) in the case of Alternate Competitive Loans, not later than 10:00 a.m. (Houston time), on the Borrowing Date specified for a proposed Competitive Borrowing; provided, however, that (y) the failure of the Borrower to accept or
           --------  -------
reject any bid within the time period specified shall be deemed to be a rejection of such bid and (z) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the

Notice of Competitive Bid Request. Failure to notify the Auction Agent of acceptance by said time shall be deemed a rejection of a Competitive Bid.

     (f) Upon receipt of a notice of the Borrower's acceptance of a Competitive Bid, the Auction Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such Competitive Loan and such notice of the Borrower's acceptance of a Competitive Bid shall not thereafter be revocable by the Borrower giving such notice. The Borrower shall notify the Auction Agent and the Auction Agent shall also notify each Bank of the aggregate principal amount of all Competitive Bids accepted. Promptly, upon notice from the Auction Agent of the Borrower's acceptance of a Competitive Bid, the successful bidders will become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted and shall forward the required funds to the Borrower on the Borrowing Date indicated in its Competitive Bid.

     (g) All Competitive Loans shall reduce the unused portion of the Committed Amount by the total amount advanced; provided, however, that each Bank's
                                     --------- --------
percentage of the aggregate unused Commitment shall remain unchanged, regardless of the extent to which such Bank participates in any Competitive Borrowing.

     (h) (i) The Competitive Loan of each Bank shall be evidenced by a single Competitive Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the Committed Amount. (ii) Upon receipt of each Bank's Competitive Note pursuant to Section 3.01, the Administrative Agent shall send by overnight mail said Competitive Note to such Bank. Each Bank shall record the date, amount and maturity of each Competitive Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Competitive Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Competitive Loan then outstanding; provided, however, that the failure of any Bank to make any
                  --------  -------
such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Competitive Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Competitive Note and to attach to and make a part of its Competitive Note a continuation of any such schedule as and when required.

     (i) Each Competitive Loan shall bear interest at the rate set forth in the Competitive Bid by the bidding Bank which has been accepted by the Borrower.
Any overdue principal of and, to the extent permitted by law, overdue interest on any Competitive Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the lesser of (i) the sum of 2 percent, plus the rate applicable to Base Rate Loans for such day or (ii) the Highest Lawful Rate.

     SECTION 2.11.   Optional Termination or Reduction of Commitments.  The
                     ------------------------------------------------
Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Letters of Credit are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the Committed Amount in excess of the sum of the aggregate outstanding principal amount of the Loans, plus the Letter of Credit Outstandings; provided, however, that if no Loans are then outstanding, the
              --------  -------
Borrower may terminate the Commitments at any time when there are outstanding Letters of Credit by depositing with the Administrative Agent such amount of cash as is equal to the aggregate Stated Amount of the Letters of Credit then outstanding to be held in an interest bearing account with the Administrative Agent, all such cash and interest to be held by the Administrative Agent as security for the obligations of the Borrower in respect of such Letters of Credit; provided further, that the Borrower shall remain liable for any expenses
        -------- -------
and other liabilities in respect of such Letters of Credit on terms consistent with Section 9.04, but for all other purposes of this Agreement and the other Loan Documents the Obligations will be deemed paid in full and not outstanding. Any reduction of the Commitments shall apply proportionately to the Commitment of each Bank in accordance with its Commitment Percentage and any such reduction shall be permanent.

     SECTION 2.12.   Mandatory Termination of Commitments.  The Commitment of
                     ------------------------------------
each Bank shall terminate on the Termination Date, and all Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date; provided, however, if there are any Letter of Credit Outstandings or
           --------  -------
unpaid Loans on the Termination Date, all obligations of the Borrower and all rights and remedies of the Banks hereunder shall continue, subject to the provisos of Section 2.10, until the full and final repayment thereof.

     SECTION 2.13.   Optional Prepayments.  (a)  The Borrower may, upon at
                     --------------------
least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing (or any other Borrowing bearing interest at the Base Rate pursuant to Article VIII) or, subject to Section 2.15 and upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Committed Borrowing, in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to but excluding the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Committed Loans of the several Banks included in such Committed Borrowing. Competitive Loans may not be prepaid.

     (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not there after be revocable by the Borrower.

     SECTION 2.14.   General Provisions as to Payments.
                     ---------------------------------

     (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 noon (Houston time) on the date when due, in Federal or other funds immediately available in Houston, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share, if any, of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or Alternate Competitive Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Committed Loans and the Euro-Dollar Competitive Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.15.   Funding Losses.  The Borrower shall pay to the
                     --------------
Administrative Agent for the account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall compensate such Bank for any reasonable loss, cost or expense actually incurred by such Bank (or, subject to Section 9.07(b), by any existing Participant in the related Committed Loan or Competitive Loan) as a result of:

          (a) any payment or prepayment of a Euro-Dollar Committed Loan or a Competitive Loan (pursuant to Section 2.11 or Article VI or VIII or otherwise) held by such Bank (or such Participant) on a date other than the last day of the Interest Period applicable thereto, or

          (b) any failure by the Borrower to borrow a Euro-Dollar Committed Loan or any Competitive Loan held or to be held by such Bank (or such Participant) on the date for such Borrowing specified in the relevant Notice of Committed Borrowing or Request for Competitive Bid,

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, or not converted or borrowed, for the period from the date of such payment or prepayment or failure to borrow or convert to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period for such Euro-Dollar Committed Loan or Competitive Loan which would have commenced on the date of such failure to convert or borrow) in each case at the applicable rate of interest for such Euro-Dollar Committed Loan provided for herein (excluding, however, the Euro-Dollar Margin included therein) or Competitive Loan over (ii) the amount of interest (as reasonably determined by such Bank or Participant) which would have accrued to such Bank or Participant on such amount by placing such amount on deposit for a comparable period with leading banks in the relevant interbank market; provided, however, that such
                                                --------  -------
Bank shall have delivered to the Borrower, within 60 days after the date of such payment or prepayment or failure to borrow, a certificate as to the amount of such actual loss or expense, which certificate shall set forth in reasonable detail the basis for such loss or expense and shall be conclusive in the absence of manifest error. Any payment required to be made pursuant to this Section 2.15 shall be made within 5 days after receipt of the certificate referred to above.

     SECTION 2.16.   Fees.
                     ----

     (a)  Facility Fee.  The Borrower shall pay to the Administrative Agent for
          ------------
the account of each Bank a facility fee (the "Facility Fee") equal to the Applicable Margin in effect from time to time on the amount of the Commitment (whether used or unused) of that Bank. The Facility Fee shall accrue for the account of each Bank from and including the date of this Agreement to but excluding the Termination Date.

     (b)  Payments.  Accrued fees under this Section for the account of any Bank
          --------
shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the Termination Date.

     SECTION 2.17.   Computation of Interest and Fees.  Interest based on the
                     --------------------------------
Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day) except that if use of a 360-day year would cause any interest or fees constituting interest (within the meaning of all applicable laws) to exceed the Highest Lawful Rate, then such interest and fees will be computed on the basis of a year of 365 days (or 366 in a leap year).

     SECTION 2.18.   Maximum Interest Rate.  (a)  It is the intention of each
                     ---------------------
party hereto to comply strictly with all usury laws applicable to it regarding the contracting for, and the taking, reserving, charging, collection, payment and receipt of, interest (which, for purposes of this Section 2.18, shall be deemed to include, without limitation, any compensation received by any Agent or any Bank for the use, forbearance or detention of money (as such terms are used in Tex. Rev. Civ. Stat. Ann. Art. 5069-1.01(a), the Texas Finance Code and the Texas Credit Title) under or in connection with this Agreement and the Notes), whether such laws are now or hereafter in effect and whether such laws are those of the United States of America or other applicable jurisdiction (the "Applicable Usury Laws").

     (b) With respect to any Bank, if any payment by the Borrower or any other Person to any Agent or such Bank hereunder or in connection with any transaction contemplated hereby (including any payment upon acceleration of the maturity of any Note of such Bank) would produce a rate of interest in excess of the "Highest Lawful Rate" (as defined in paragraph (e) below), or if any such payment would result in the Borrower or any other Person paying or being deemed to have paid to any Agent or such Bank any interest in excess of the "Maximum Amount," (as defined in paragraph (c) below) or if any Agent or such Bank shall for any reason receive any unearned interest in violation of any Applicable Usury Law, or if any transaction contemplated by, or any provision of, this Agreement, any Note, any Letter of Credit Application or any other agreement or instrument executed and delivered pursuant to or in connection with this Agreement or any transaction contemplated hereby (collectively, such Bank's "Loan Documents") would otherwise be usurious under Applicable Usury Laws, then, notwithstanding anything to the contrary in such Bank's Loan Documents, the parties hereto agree, to the maximum extent that they may do so under applicable law, that: (i) the provisions of this Section 2.18 shall govern and control;
(ii) the aggregate amount of all interest under Applicable Usury Laws that is contracted for, taken, reserved, charged, collected or received pursuant to such Bank's Loan Documents or otherwise shall be limited such that under no circumstances shall such interest exceed the Maximum Amount; (iii) neither the Borrower nor any other Person shall be obligated to pay any amount of interest that exceeds the Maximum Amount; and (iv) the provisions of such Bank's Loan Documents immediately shall be deemed reformed, without the necessity of the execution of any new document or instrument, so as to comply with the Applicable Usury Laws (it being the intention of the parties hereto, to the fullest extent permitted by applicable law, to render inapplicable any and all penalties of any kind provided by any Applicable Usury Law as a result of any such excess interest).

     (c) To the fullest extent permitted by Applicable Usury Laws, If any payment by the Borrower or any other Person under any Bank's Loan Documents (including any payment upon acceleration of the maturity of any Note) results in the Borrower actually having paid to such Bank or any Agent any interest in excess of the maximum amount of interest that such Bank or Agent may contract for, take, reserve, charge, collect or receive under Applicable Usury Laws (the "Maximum Amount"), then such excess amount shall be applied to the reduction of the principal balance of such Bank's Loans or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, and no such other amount is then payable, such excess or part thereof remaining shall be repaid to the Borrower or such other Person.

     (d) All interest paid, or agreed to be paid, pursuant to any Bank's Loan Documents shall, to the fullest extent permitted by Applicable Usury Laws, be amortized, prorated, allocated and spread throughout the stated term of any indebtedness incurred under or evidenced by such Bank's Loan Documents.

     (e) As used herein, the term "Highest Lawful Rate" means, with respect to any Bank in all its various capacities hereunder, the maximum rate of interest that may be contracted for, taken, reserved, charged, collected or received by such Bank in respect of the extensions of credit under or evidenced by such Bank's Loan Documents under the Applicable Usury Laws. In this connection, insofar as Texas law is ultimately determinative of the Highest Lawful Rate, the Highest Lawful Rate shall be computed on the basis of (i) the "indicated rate ceiling" from time to time in effect referred to in Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04, as modified by Section (a)(1) of such Art. 5069-1.04, and, to the extent applicable after the date hereof, (ii) the "weekly ceiling" from time to time in effect referred to in Section 303.21 of the Texas Finance Code and Articles 1D.002 and 1D.003 of the Texas Credit Title; provided, however, that to
                                                      --------  -------
the fullest extent permitted by Tex. Rev. Civ. Stat. Ann. Art. 5069, the Texas Finance Code and the Texas Credit Title, as applicable, each Agent and each Bank reserves the right to change from time to time the ceiling on which the Highest Lawful Rate is based under such Texas laws by giving written notice thereof to the Borrower in the manner and to the extent required such Texas laws. Notwithstanding the foregoing, the Highest Lawful Rate for any Bank in all of its various capacities hereunder shall not be limited to rate ceilings permitted under Texas law, if other Applicable Usury Laws (whether applicable federal or state laws and whether now or hereafter in effect) shall permit a higher rate of interest to be contracted for, taken, reserved, charged, collected and received under such Bank's Loan Documents.

     (f)  In the event that any rate of interest set forth in Section 2.07 or
8.01 on any Loan of any Bank (a "Stated Rate"), together with any fees or other amounts payable under such Bank's Loan Documents to any Agent or such Bank, in any of such Bank's capacities hereunder, deemed to constitute interest under Applicable Usury Laws ("Additional Interest"), exceeds the Highest Lawful Rate, then, the rate at which interest will accrue pursuant to such Bank's Loan Documents shall be limited, notwithstanding anything to the contrary in such Bank's Loan Documents, to the Highest Lawful Rate; provided, however, that, to
                                                   --------  -------
the fullest extent permitted by Applicable Usury Laws, any subsequent reductions in any Stated Rate shall not reduce the rate at which interest will accrue pursuant to such Bank's Loan Documents below the Highest Lawful Rate until the aggregate amount of interest payable to such Bank actually accrued pursuant to such Bank's Loan Documents, together with all Additional Interest payable to such Bank, equals the amount of interest which would have accrued if the Stated Rates had at all times been in effect and such Additional Interest, if any, had been paid in full.

     (g) In the event that, at maturity or upon payment in full of all amounts payable under any Bank's Loan Documents, the total amount of interest (including all Additional Interest) accrued and paid under the terms of such Bank's Loan Documents is less than the total amount of interest (including Additional Interest) which would have accrued and been paid under such Bank's Loan Documents if the Stated Rates had at all times been in effect and all Additional Interest had been paid in full, then the Borrower shall, to the extent permitted by Applicable Usury Laws, pay to the Administrative Agent for the account of such Bank an amount equal to the difference between (1) the lesser of (i) the amount of interest which would have accrued and been paid if the Highest Lawful Rate for such Bank had at all times been in effect or (ii) the amount of interest which would have accrued and been paid if the Stated Rates had at all times been in effect and all Additional Interest had been paid in full and (2) the amount of interest (including all Additional Interest) actually accrued and paid to such Bank pursuant to such Bank's Loan Documents.

     (h) To the extent permitted by applicable law, the Borrower, the Agents and the Banks agree that, except for Article 15.10(b) thereof, the provisions of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), do not apply to this Agreement or any of the Notes or any of the Obligations.

     SECTION 2.19.   Withholding Tax Exemption.  At least five Domestic
                     -------------------------
Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred after the date hereof and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Any Bank that is not capable of receiving payments without any deduction or withholding of United States federal income tax will promptly notify the Borrower and the Administrative Agent to that effect and will designate a different Applicable Lending Office if such designation will render such Bank capable of receiving payments without any such deduction or withholding and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous. If the Borrower shall receive a certificate of such Bank claiming the need for deductions or withholdings under this Section 2.19, the Borrower shall, subject to Section 8.06, commence making any deductions and withholding any amounts with respect to payments for the account of such Bank that are required by applicable law.

                                  ARTICLE III

                                  CONDITIONS

      SECTION 3.01.   Effectiveness.  This Agreement shall become effective as
                      -------------
of December 1, 1997 on (a) execution of this Agreement by the Administrative Agent and the Borrower and receipt by the Administrative Agent of counterparts of this Agreement signed by the other Agents and the Banks listed on the signature pages hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form reasonably satisfactory to it of telecopied, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and (b) receipt by the Administrative Agent of evidence of termination by the Borrower of the "Commitments" of the "Banks" under and as such terms are defined in the Borrower's $400,000,000 Amended and Restated Credit Agreement dated as of June 27, 1995, as amended, among the Borrower, the Agents (or the predecessors thereof) and the other financial institutions party thereto, and the payment of all fees and other "Obligations" becoming due and payable thereunder as a result of such termination; provided,
                                                                     --------
however, the respective obligations hereunder of the Banks to make their initial
-------
Loans and of the Issuing Bank to issue its intial Letter of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the date of any such Credit Event (or the waiver thereof in accordance with Section 9.05):

          (i) receipt by the Administrative Agent of (1) certified copies of the Certificate of Incorporation and By-Laws of the Borrower and the resolutions of the Board of Directors of the Borrower authorizing the transactions contemplated hereby, (2) certified copies of the Equistar Partnership Agreement and (3) such other documents as the Administrative Agent or the Required Banks may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

          (ii) receipt by the Administrative Agent of a Certificate of Incumbency dated on or after the Effective Date executed by the Secretary or an Assistant Secretary of the Borrower in substantially the form of
     Exhibit 3.01(ii), setting forth the name, title and specimen signature of each Authorized Officer or Authorized Representative of the Borrower (1) who has signed this Agreement on behalf of the Borrower, (2) who will sign the Notes on behalf of the Borrower or (3) who will, until replaced by another officer or representative duly authorized for that purpose, act as the representative of the Borrower for the purposes of signing documents and giving notices and other communications by the Borrower in connection with this Agreement and the transactions contemplated hereby;

          (iii) receipt by the Administrative Agent of a certificate dated on or after the Effective Date signed by the Chief Executive Officer or Chief Administrative Officer of the Borrower to the effects set forth in clauses
     (iii) and (iv) of Section 3.02;

          (iv) receipt by the Administrative Agent of an opinion of the Chief Corporate Counsel of the Borrower dated on or after the Effective Date in substantially the form of Exhibit 3.01(iv) and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (v) receipt by the Agents of an opinion of Andrews & Kurth L.L.P., counsel for the Agents, dated on or after the Effective Date in substantially the form of Exhibit 3.01(v) and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (vi) receipt by the Administrative Agent of a certificate dated on or after the Effective Date signed by the Chief Executive Officer or any Vice President of LRC to the effect that LRC is not in default in its material obligations pursuant to the LCR Regulations;

          (viii) receipt by the Administrative Agent of certificates dated on or after the Effective Date signed by the Chief Executive Officer, any Vice President or the Treasurer of each of the Lyondell Equistar Partners, Lyondell Methanol GP and Lyondell Methanol LP to the effect that such Persons are not in default in their respective material obligations under the Equistar Partnership Agreement or the Methanol Partnership Agreement, as the case may be; and

          (ix) receipt by the Administrative Agent for the account of each Bank of a duly executed Committed Note dated the Effective Date, complying with the provisions of Section 2.05 and a duly executed Competitive Note dated the Effective Date, complying with the provisions of Section 2.10.

The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Administrative Agent shall, promptly after the receipt thereof, forward to the Banks copies of the documents delivered pursuant to this Section 3.01.

     SECTION 3.02.   Credit Events.  (a) The obligation of any Bank to make a
                     -------------
Committed Loan on the occasion of any Committed Borrowing hereunder and the obligation of the Issuing Bank to issue, renew or extend any Letter of Credit hereunder are subject to the satisfaction of the following conditions:

          (i) receipt by the Administrative Agent of a Notice of Committed Borrowing as required by Section 2.02 or receipt by the Issuing Bank of a Letter of Credit Request as required by Section 2.03, as the case may be;

          (ii) the fact that, immediately after such Credit Event, the aggregate outstanding principal amount of the Committed Loans, plus the Letter of Credit Outstandings, plus the aggregate outstanding principal amount of the Competitive Loans will not exceed the Committed Amount;

          (iii) the fact that, immediately before and after such Credit Event, no Default or Event of Default shall have occurred and be continuing; and

          (iv) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of the date of such Credit Event as if made on and as of such date (except in the case of a Refunding Borrowing, the representations and warranties set forth in paragraphs (f), (g), (m) and (n) of Section 4.01), unless a representation and warranty expressly relates to an earlier date, in which event such representation and warranty was true in all material respects at such date.

(b) The obligation of each Bank bound to make a Competitive Loan pursuant to
Section 2.10 on the occasion of a Competitive Borrowing (including the initial Competitive Borrowing) is subject to the further condition precedent that:

          (i) The Auction Agent and the Administrative Agent shall have received a Competitive Bid Request with respect thereto; and

          (ii) On the Borrowing Date of such Competitive Borrowing, the following statements shall be true (and each of the giving of the applicable Competitive Bid Request and the acceptance by the Borrower of the proceeds of such Competitive Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Borrowing such statements are true):

               (A) the fact that, immediately after such Credit Event, the aggregate outstanding principal amount of the Committed Loans, plus the Letter of Credit Outstandings, plus the aggregate outstanding principal amount of the Competitive Loans, will not exceed the Committed Amount;

               (B) the fact that, immediately before and after such Credit Event, no Default or Event of Default shall have occurred and be continuing; and

               (C) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects on and as of the date of such Credit Event as if made on and as of such date, unless a representation and warranty expressly relates to an earlier date, in which event such representation and warranty was true in all material respects at such date.

Each Credit Event hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (ii), (iii) and (iv) of paragraph (a) or clause (ii) of paragraph (b), as the case may be.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

      SECTION 4.01.   Representations and Warranties of the Borrower.  The
                      ----------------------------------------------
Borrower represents and warrants to the Agents and the Banks as follows:

          (a)(1) The Borrower is (i) a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and
     (ii) qualified to do business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

          (2) The Borrower has all corporate power and authority, governmental permits, licenses, consents, authorizations, orders and approvals and other authorizations and powers as are necessary to carry on its business substantially as presently conducted, except where the failure to have such power, authority, permits, licenses, consents, authorizations, orders and approvals would not have a Material Adverse Effect.

          (3) The execution, delivery and performance by the Borrower of this Agreement and of the Notes, and the Borrowings and other extensions of credit hereunder, are within the Borrower's corporate power and authority and have been duly authorized by all necessary corporate proceedings.

          (4) Neither such authorization nor the execution, delivery and performance by the Borrower of this Agreement or of the Notes, nor any Borrowing or Letter of Credit when made or issued, as the case may be, hereunder will conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any law or any regulation, order, writ, injunction or decree of any court or governmental authority or of the Certificate of Incorporation or By-Laws of the Borrower or result in the violation or contravention of, or the acceleration of any obligation under, or cause the creation of any Lien on any of the assets of the Borrower pursuant to the provisions of, any indenture, loan or credit agreement or other material instrument to which it is a party or by which it is bound.

          (5) Assuming its due execution by the Banks and the Agents, this Agreement constitutes a legal, valid and binding agreement of the Borrower and the Notes, when duly executed on behalf of the Borrower and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Borrower.

          (b)(1) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income and cash flows for the fiscal year ended that date, reported on by Coopers & Lybrand, L.L.P., copies of which have been delivered to the Administrative Agent, present fairly, in all material respects, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year, in conformity with generally accepted accounting principles consistently applied.

          (2) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the nine-month period then ended, copies of which have been delivered to the Administrative Agent, present fairly, in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph (b)(1) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments and not including footnotes or schedules required by generally accepted accounting principles).

          (c)(1) The balance sheet of LCR as of December 31, 1996 and the related statements of income and cash flows for the fiscal year ended that date, reported on by Coopers & Lybrand, L.L.P., copies of which have been delivered to the Administrative Agent, present fairly, in all material respects, the financial position of LCR as of such date and its results of operations and cash flows for such fiscal year, in conformity with generally accepted accounting principles consistently applied.

          (2) The unaudited balance sheet of LCR as of September 30, 1997 and the related statements of income and cash flows for the nine-month period then ended, copies of which have been delivered to the Administrative Agent, present fairly, in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph (c)(1) of this Section, the financial position of LCR as of such date and its results of operations and cash flows for such three-month period (subject to normal year-end adjustments and not including footnotes or schedules required by generally accepted accounting principles).

          (d) The Borrower has heretofore furnished to the Administrative Agent and the Banks the unaudited balance sheet of Equistar and its Subsidiaries prepared on a pro forma combined basis, as of June 30, 1997 and the unaudited income statement of Equistar and its Subsidiaries prepared on a pro forma combined basis for the 12-month period ended December 31, 1996 and for the six-month period ended June 30, 1997. Such pro forma balance sheet and income statements have been prepared in good faith based on the assumptions used to prepare the pro forma financial information continued in the Joint Proxy Statement (which assumptions are believed by the Borrower on the date hereof to be reasonable), are based on the best information available to the Borrower as of the date of the furnishing thereof, accurately reflect all adjustments required to be made to give effect the Joint Venture and present fairly, in all material respects, on a pro forma basis the estimated combined financial position of Equistar and its Subsidiaries as of June 30, 1997 and the 12-month and six-month periods ended December 31, 1996 and June 30, 1997, respectively.

          (e) The unaudited balance sheet of Methanol as of September 30, 1997 and the related statement of income for the nine-month period then ended, copies of which have been delivered to the Administrative Agent and the Banks, present fairly, in all material respects, in conformity with generally accepted accounting principles, the financial position of Methanol as of such date and its results of operations for such nine-month period (subject to normal year-end adjustments and not including footnotes or schedules required by generally accepted accounting principles).

          (f) Except as described in the Borrower's Annual Report on Form 10-K for the year ended December 31, 1996 ("1996 Form 10-K") or any document filed subsequently by the Borrower pursuant to the Securities Exchange Act of 1934 ("'34 Act Report") or as otherwise disclosed in writing to the Administrative Agent and delivered to the Banks, there is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries in any court or before or by any arbitrator, governmental department, agency or instrumentality, an adverse decision in which could reasonably be expected to have a Material Adverse Effect.

          (g) Except as described in the 1996 Form 10-K or any subsequent '34 Act Report or as otherwise disclosed in writing to the Administrative Agent and delivered to the Banks, there has been no material adverse change since December 31, 1996 in the business, operations, affairs, assets, condition (financial or otherwise) or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          (h)  No Default or Event of Default has occurred and is continuing.

          (i) No consent, authorization, order or approval of (or filing or registration with) any governmental commission or board or other governmental regulatory authority (other than routine reporting requirements) is required for the execution, delivery and performance by the Borrower of this Agreement or of the Notes.

          (j) Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Code, except to the extent that any noncompliance would not reasonably be expected to have a Material Adverse Effect. No member of the Controlled Group has incurred any liability to the PBGC (other than for routine premiums due to the PBGC) or a Plan under Title IV of ERISA that would have a Material Adverse Effect.

          (k)(1) Each corporate Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business substantially as presently conducted except for such powers, licenses, authorizations, consents or approvals the absence of which would not reasonably be expected to have a Material Adverse Effect.

          (2) LCR is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and is registered, qualified or licensed (or has applied for such registration, qualification or licensing) to do business and is in good standing in each of the jurisdictions within the United States where ownership of its properties or the conduct of its business requires such registration, qualification or licensing, except in all cases where the failure to be so registered, qualified or licensed would not reasonably be expected to have a Material Adverse Effect. LCR also has all power and authority, governmental permits, licenses, consents, authorizations, orders and approvals and other authorizations as are necessary to carry on its business substantially as presently conducted except in all cases where the failure to have any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

          (3) Each of Equistar and Methanol is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and, where applicable, is registered, qualified or licensed (or has applied for such registration, qualification or licensing) to do business and is in good standing in each of the jurisdictions within the United States where ownership of its properties or the conduct of its business requires such registration, qualification or licensing, except in all cases where the failure to be so registered, qualified or licensed would not reasonably be expected to have a Material Adverse Effect. Each of Equistar and Methanol also has all power and authority, governmental permits, licenses, consents, authorizations, orders and approvals and other authorizations as are necessary to carry on its business substantially as presently conducted except in all cases where the failure to have any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

          (l) The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public-utility company" or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935 or a "public utility" under the laws of the State of Texas.

          (m) Except as described in the Borrower's 1996 Form 10-K or any subsequent '34 Act Report or as otherwise disclosed in writing to the Administrative Agent and delivered to the Banks, to the best of its knowledge (i) the Borrower and each of its Consolidated Subsidiaries possess all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary for the Borrower or such Consolidated Subsidiary to conduct its operations as now being conducted, except where the failure to possess or maintain any of the foregoing would not reasonably be expected to have a Material Adverse Effect and (ii) the Borrower and each of its Consolidated Subsidiaries are in compliance with all terms, conditions or other provisions of such licenses, permits, authorizations, registrations, approvals and similar rights, except for such failure or noncompliance that would not reasonably be expected to have a Material Adverse Effect.

          (n) Except as described in the Borrower's 1996 Form 10-K or any subsequent '34 Act Report or as otherwise disclosed in writing to the Administrative Agent and delivered to the Banks, to the best of its knowledge, there does not exist any Release of a Hazardous Material or any violation of the Requirements of Environmental Laws that reasonably would be expected to impose a liability on the Borrower or a Consolidated Subsidiary, or require an expenditure by the Borrower or a Consolidated Subsidiary to cure such violation, in any case where such liability or expenditure would reasonably be expected to have a Material Adverse Effect.

          (o) Each of the Borrower and its Consolidated Subsidiaries has filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with generally accepted accounting standards for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns.

          (p) Each of the LCR Regulations, the Equistar Partnership Agreement and the Methanol Partnership Agreement is in full force and effect.

          (q) LRC is not in default of its material obligations under the LCR Regulations; none of the Lyondell Equistar Partners is in default of its material obligations under the Equistar Partnership Agreement; and neither Lyondell Methanol GP nor Lyondell Methanol LP is in default of its material obligations under the Methanol Partnership Agreement.

          (r) On the date of this Agreement, the Borrower has no Restricted Subsidiaries.

                                   ARTICLE V

                                   COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note or in respect of any Letter of Credit remains unpaid:

      SECTION 5.01.   Certain Information to be Furnished by the Borrower.  The
                      ---------------------------------------------------
Borrower will deliver to the Administrative Agent and the Administrative Agent shall promptly deliver to the Banks:

          (a)(1) as soon as available and in any event within 120 days after the end of each of its fiscal years, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, together with the audit report thereon of a nationally recognized firm of independent certified public accountants;

          (2) as soon as available and in any event within 120 days after the end of each of its fiscal years, the balance sheet of LCR as of the end of such fiscal year and the related statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, together with an audit report thereon of a nationally recognized firm of independent certified public accountants;

          (3) as soon as available and in any event within 120 days after the end of each of its fiscal years, the balance sheet of Equistar as of the end of such fiscal year and the related statements of income, cash flows and partners' equity for such year, setting forth in each case (commencing with its fiscal year ending December 31, 1998) in comparative form the figures for the previous fiscal year, together with an audit report thereon of a nationally recognized firm of independent certified public accountants;

          (4) as soon as available and in any event within 120 days after the end of each of its fiscal years, the unaudited balance sheet of Methanol as of the end of such fiscal year and the related statement of income for such year, setting forth in each case (commencing with its fiscal year ending December 31, 1998) in comparative form the figures for the previous fiscal year;

          (b)(1) as soon as available and in any event within 60 days after the end of each of the first three quarters of each of its fiscal years, (i) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal quarter, (ii) the related consolidated statement of income for such fiscal quarter and for the portion of the fiscal year ended with such quarter and (iii) the related consolidated statements of income and cash flows for the portion of the fiscal year ended with such quarter, setting forth, with respect to (iii), in comparative form the figures for the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments and not including footnotes or schedules required by generally accepted accounting principles) by the chief financial officer or the chief accounting officer of the Borrower to present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with generally accepted accounting principles (except as otherwise stated therein) applied on a basis consistent with the financial statements referred to in paragraph (a)(1) of this Section;

          (2) as soon as available and in any event within 60 days after the end of each of the first three quarters of each of its fiscal years, (i) the balance sheet of LCR as of the end of such fiscal quarter, (ii) the related statement of income for such fiscal quarter and for the portion of the fiscal year ended with such quarter and (iii) the related statements of income and cash flows for the portion of the fiscal year ended with such quarter, setting forth, with respect to (iii), in comparative form the figures for the corresponding portion of LCR's previous fiscal year, all certified (subject to normal year-end adjustments and not including footnotes or schedules required by generally accepted accounting principles) by the chief financial officer or the chief accounting officer of LCR to present fairly, in all material respects, the financial position, results of operations and cash flows of LCR in accordance with generally accepted accounting principles (except as otherwise stated therein) applied on a basis consistent with the financial statements referred to in paragraph
     (a)(2) of this Section;

          (3) as soon as available and in any event within 60 days after the end of each of the first three quarters of each of its fiscal years, (i) the balance sheet of Equistar as of the end of such fiscal quarter, (ii) the related statement of income for such fiscal quarter and for the portion of the fiscal year ended with such quarter and (iii) the related statements of income and cash flows and partners' equity for the portion of the fiscal year ended with such quarter, setting forth, with respect to (iii), commencing with its fiscal quarter ending March 31, 1999, in comparative form the figures for the corresponding portion of Equistar's previous fiscal year, all certified (subject to normal year-end adjustments and not including footnotes or schedules required by generally accepted accounting principles) by the chief financial officer or the chief accounting officer of Lyondell Equistar GP to present fairly, in all material respects, the financial position, results of operations, cash flows and partners' equity of Equistar in accordance with generally accepted accounting principles (except as otherwise stated therein) applied on a basis consistent with the financial statements referred to in paragraph (a)(3) of this Section;

          (4) at such time as the Borrower causes to be prepared routinely on a quarterly basis financial statements for Methanol, promptly after the preparation thereof after the end of each of the first three quarters of each of Methanol's fiscal years thereafter, (i) the balance sheet of Methanol as of the end of such fiscal quarter, (ii) the related statement of income for such fiscal quarter and for the portion of the fiscal year ended with such quarter and (iii) the related statement of income for the portion of the fiscal year ended with such quarter, which financial statements shall set forth with respect to (iii) (commencing with any such financial statements prepared after December 31, 1997), in comparative form the figures for the corresponding portion of Methanol's previous fiscal year, all certified (subject to normal year-end adjustments and not including footnotes or schedules required by generally accepted accounting principles) by the chief financial officer or the chief accounting officer of Lyondell Methanol GP to present fairly, in all material respects, the financial position and results of operations of Methanol in accordance with generally accepted accounting principles (except as otherwise stated therein) applied on a basis consistent with the financial statements referred to in paragraph (a)(4) of this Section;

          (c) promptly after the same are sent to shareholders or filed, copies of all (i) financial statements, notices, reports and proxy materials sent by the Borrower to shareholders of the Borrower and (ii) registration statements (other than exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Form 10-K, 10-Q and 8-K (or their equivalents) filed by the Borrower with the Securities and Exchange Commission (or any governmental agency succeeding to the functions of such Commission);

          (d) simultaneously with the delivery of the financial statements referred to in paragraphs (a) and (b) above, (i) a certificate of the Borrower signed by the Treasurer or any Assistant Treasurer of the Borrower stating whether there exists to the knowledge of such officer of the Borrower on the date of such certificate any Default, and, if any such Default then exists, specifying the nature and period of existence thereof and the action the Borrower is taking or is causing to be taken and proposes to take or cause to be taken with respect thereto and (ii) a certificate of the Borrower signed by the Treasurer or any Assistant Treasurer of the Borrower stating that the Borrower is in compliance with the provisions of Section 5.08 and setting forth all computations relating thereto;

          (e) forthwith, if at any time any officer of the Borrower shall obtain knowledge of any Default, a certificate of the Treasurer or any Assistant Treasurer specifying the nature and period of existence thereof and the action the Borrower is taking or is causing to be taken and proposes to take or cause to be taken with respect thereto;

          (f) promptly upon obtaining knowledge thereof, a copy of each of the following notices: if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (g) in the event of any damage, loss or casualty to or destruction of any portion of any facility of the Borrower, any of its Subsidiaries, LCR, Equistar, Methanol or any Other Equity Person, prompt notice thereof, specifying the nature and extent of such damage, loss, casualty or destruction and stating whether such damage, loss, casualty or destruction, in the reasonable judgment of the Borrower, materially adversely affects the production capacity of such facility or the economic value of such facility;

     provided, however, that the Borrower shall have no obligation to deliver
     --------  -------
     such notice if the damage to the facility in the good faith judgment of the Borrower will not cost in excess of $15,000,000 to rebuild, replace or restore or if such damage does not materially adversely affect such production capacity or the economic value of the facility;

          (h) in the event of any total or partial shutdown of any production or storage facility of the Borrower, any of its Consolidated Subsidiaries, LCR, Equistar, Methanol or any Other Equity Person in connection with any Release, prompt notice thereof to the Administrative Agent, specifying the reason for such shutdown; provided, however, that the Borrower shall have
                               --------  -------
     no obligation to deliver such notice if in the good faith judgment of the Borrower such shutdown will not result in a reduction of the combined Consolidated Net Income of the Borrower, LCR, Equistar, Methanol and each Other Equity Person of $10,000,000 or more over a period of five years beginning with the date of such shutdown;

          (i) in addition to its obligations pursuant to Section 2.02, prompt written notice of any Debt of the Borrower, other than Borrowings, incurred subsequent to the date of this Agreement; and

          (j) from time to time such further information regarding compliance with this Agreement or the business, operations, affairs, assets, condition (financial or otherwise) or results of operations of the Borrower and its Consolidated Subsidiaries, LCR, Equistar, Methanol and Other Equity Persons as the Administrative Agent, at the request of any Bank, may reasonably request.

     SECTION 5.02.   Maintenance of Property; Insurance.
                     ----------------------------------

     (a) The Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will, and will cause each of its Subsidiaries to, maintain insurance consistent either with the insurance practices of the Borrower and its Subsidiaries in effect on the date hereof, or with then existing industry practice, in either case to the extent available to the Borrower and its Subsidiaries on commercially reasonable terms, and will furnish to the Administrative Agent, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

     SECTION 5.03.   Limitation on Liens.  Except as otherwise specifically
                     -------------------
provided in this Agreement, nothing contained in this Agreement shall in any way restrict or prevent the Borrower or any Subsidiary from incurring any Debt; provided,
                                                                --------
however, that neither the Borrower nor any Restricted Subsidiary will issue,
-------
assume or incur any Debt secured by any Lien upon any Restricted Property or grant any Lien on any such Restricted Property to secure any such Debt without effectively providing that all of the Notes and the Letter of Credit Outstandings (together with, if the Borrower so determines, any other Debt then existing and any other Debt thereafter created ranking equally with the Notes) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured. To the extent, if any, that the following Liens would otherwise be prohibited by the foregoing provisions, the foregoing provisions shall not apply to:

     (a) Liens on any property of a corporation or other Person existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with the Borrower or a Subsidiary and not created in contemplation of such event;

     (b) Liens on any assets (i) existing at the time of acquisition thereof and not created in contemplation of such event or (ii) incurred to secure payment of all or part of the purchase price thereof or (iii) incurred to secure Debt incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or part of the purchase price thereof;

     (c) Liens on property of the Borrower or any of its Subsidiaries existing or contemplated on the date hereof and listed on Schedule 5.03(c);

     (d) Liens on any new plant (including any processing unit or production or storage facility) or the real estate on which such plant is situated or is to be constructed securing Debt incurred or assumed either (i) at the time of or within 24 months after commencement of improvement or construction or (ii) within 120 days after completion of improvement or construction of such plant in a principal amount not exceeding the cost of such improvement or construction and the cost of acquisition of such plant and such real estate;

     (e) Liens which secure only Debt owing by a Subsidiary to the Borrower or another Subsidiary;

     (f) Liens in favor of the United States of America or any state thereof or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Lien, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;

     (g) Liens required by any contract or statute in order to permit the Borrower or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either; or

     (h) Liens securing taxes, assessments, governmental charges or levies, statutory Liens of landlords and Liens of carriers, warehousemen, materialmen, mechanics and other like Persons not yet due or the payment of which is not then required; provided, however, that this paragraph (h) shall not be deemed to
          --------  -------
permit any Liens which may be imposed pursuant to Section 4068 of ERISA;

     (i) Liens of or resulting from any judgment or award not in excess of $25,000,000, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the obligor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

     (j) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure reimbursement obligations in respect of documentary letters of credit secured by collateral customarily and normally provided to banks issuing documentary letters of credit; provided, however, that
                                                         --------  -------
any obligation secured by any such Lien shall not be overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings during which there is no right to exercise remedies and with respect to which adequate book reserves are maintained to the extent required by generally accepted accounting principles; provided further, that paragraph (j) shall not be deemed to permit
            -------- -------
any Liens which may be imposed pursuant to Section 4068 of ERISA;

     (k) minor survey exceptions and minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of Borrower or any Subsidiary or which customarily exist on properties of corporations or other Persons engaged in similar activities and similarly situated;

     (l) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing paragraphs (a) to (k) inclusive or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced, plus improvements on such property;


provided, however, that the Borrower and any one or more Restricted Subsidiaries
--------  -------
may issue, assume or incur Debt secured by Liens which would otherwise be subject to the foregoing restrictions or grant any such Lien to secure any such Debt in an aggregate principal amount which, together with the aggregate outstanding principal amount of all Debt of the Borrower and the Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under paragraphs (a) to (l) inclusive above), does not at any one time exceed the greater of $50,000,000 or 10 percent of Consolidated Net Tangible Assets of the Borrower and its Consolidated Subsidiaries.

     SECTION 5.04.   Consolidation, Merger, Disposition of Assets.  (a)
                     --------------------------------------------
Subject to the provisions of Section 5.04(b), nothing contained in this Agreement shall prevent any consolidation or merger of the Borrower with or into any other entity or entities (whether or not an Affiliate of the Borrower), or successive consolidations or mergers in which the Borrower or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all the property and assets of the Borrower substantially as an entirety, to any other Person (whether or not an Affiliate of the Borrower) authorized to acquire and operate the same; provided, however, that upon any such
                              --------  -------
consolidation, merger, sale or conveyance, other than a consolidation or merger in which the Borrower is the continuing entity, the surviving entity must be chartered under the laws of the United States or one of its states and the due and punctual payment of the principal of and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement, shall be expressly assumed by instrument reasonably satisfactory in form to the Required Banks and executed and delivered to the Administrative Agent by the corporation (if other than the Borrower) formed by such consolidation or into which the Borrower shall have been merged or by the Person which shall have acquired such property; and provided further, that no Default or Event of Default shall exist hereunder
-------- -------
after giving effect to such consolidation, merger or sale of assets. Notwithstanding the foregoing, the provisos of this Section 5.04(a) shall not apply to the direct or indirect transfer by the Borrower to Equistar of the properties and assets of the Borrower described in the Joint Proxy Statement.

     (b) If, upon any consolidation or merger of the Borrower with or into any other corporation, or upon the sale or conveyance of all the property and assets of the Borrower substantially as an entirety to any other Person or if any of the remaining property of the Borrower or of any Restricted Subsidiary would thereupon become subject to any Lien, the Borrower, prior to or simultaneously with such consolidation, merger, sale or conveyance, will secure the Notes, the Letter of Credit Outstandings and all other obligations of the Borrower under this Agreement equally and ratably with any other obligations of the Borrower (or any Restricted Subsidiary if applicable) then entitled thereto, by a direct Lien on all such property prior to all Liens other than any theretofore existing thereon.

     SECTION 5.05.   Use of Proceeds.  The proceeds of the Loans made and
                     ---------------
Letters of Credit issued under this Agreement will be used by the Borrower and its Subsidiaries for general business purposes; provided, however, without the
                                                -----------------
prior consent of the Required Lenders, the Borrower and its Subsidiaries will not acquire in one or more transactions operating assets with proceeds of Loans aggregating more than $75,000,000. No proceeds of any Loan will be used in violation of Regulation U, Regulation X, Regulation G or of any similar laws or regulations relating to Debt secured directly or indirectly by equity securities.

     SECTION 5.06.   Payment of Taxes.  The Borrower will, and will cause each
                     ----------------
Consolidated Subsidiary to, pay and discharge, or make adequate provision for, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it; provided, however, that neither the Borrower nor any Consolidated Subsidiary
--------  -------
shall be required to pay or discharge or cause to be paid or discharged any such taxes, assessments, charges or levies whose amount, applicability or validity is being contested in good faith by appropriate actions or proceedings and as to which reserves have been established if required by generally accepted accounting principles.

     SECTION 5.07.   LCR Matters.
                     ------------

     (a) The Borrower will not permit LRC, as an Owner of LCR, to consent to any amendment or modification to the LCR Regulations, or to take any other action, that would in each case result in LRC's Participation Percentage (as defined in the LCR Regulations) to be less than 50 percent, without the consent of Banks having at least 70 percent of the aggregate Commitments.

     (b) Unless the Banks having at least 70 percent of the aggregate Commitments agree otherwise, the Borrower shall cause LRC (within the bounds of good business judgment and its legal obligations under or in connection with the LCR Regulations), as an Owner of LCR, to withhold its consent, which is required under Section 3.8 of the LCR Regulations, with respect to any action that would cause or permit LCR (or any Person acting in the name or on behalf of LCR), directly or indirectly, to undertake any of the following:

          (1) to fail to maintain insurance consistent either with the insurance practices of the Borrower and its Subsidiaries in effect on the date hereof or with then existing industry practice, in either case to the extent available to LCR on commercially reasonable terms; and

          (2) to amend, or alter the LCR Regulations in any way that would materially adversely affect (i) the Borrower's access to its share of distributable cash from LCR or (ii) other material rights and obligations of the Borrower or LRC under the LCR Regulations (including without limitation materially increasing an obligation of the Borrower or LRC to make contributions to LCR or materially decreasing an obligation of CITGO or CITGO Refining to make contributions to LCR), provided, however, that in
                                                      --------  -------
     any event the Borrower will provide promptly thereafter to the Administrative Agent notice and copies of all amendments to the LCR Regulations.

     SECTION 5.08   Equistar Matters.  Unless the Banks having at least 70
                    ----------------
percent of the aggregate Commitments agree otherwise, the Borrower shall cause each of the Lyondell Equistar Partners (within the bounds of good business judgment and its legal obligations under or in connection with the Equistar Partnership Agreement), as partners of Equistar, to withhold its consent, which is required under Section 6.7 or Section 13.23 of the Equistar Partnership Agreement, with respect to any action that would cause or permit Equistar (or any Person acting in the name or on behalf of Equistar), directly or indirectly, to undertake any of the following:

          (a) to fail to maintain insurance consistent either with the insurance practices of the Borrower and its Subsidiaries (including such insurance coverage for Methanol) in effect on the date hereof or with then existing industry practice, in either case to the extent available to Equistar on commercially reasonable terms; and

          (b) to amend, or alter the Equistar Partnership Agreement in any way that would materially adversely affect (i) the Borrower's access to its share of distributable cash from Equistar or (ii) other material rights and obligations of the Borrower or the Lyondell Equistar Partners under the Equistar Partnership Agreement (including, without limitation, materially increasing an obligation of the Borrower or the Lyondell Equistar Partners to make contributions to Equistar or materially decreasing an obligation of the Millennium Equistar Partners to make contributions to Equistar), provided, however, that in any event the Borrower will provide promptly
     --------  -------
     thereafter to the Administrative Agent notice and copies of all amendments to the Equistar Partnership Agreement.

     SECTION 5.09.   Financial Covenants.   The Borrower will comply with the
                     --------------------
covenants described in this Section.

     (a)  Debt Incurrence Test.  If at any time the aggregate outstanding
          --------------------
principal amount of the Loans exceeds $50,000,000, then the Borrower will not be permitted to make any additional Borrowings hereunder (other than Borrowings constituting conversions and continuations pursuant to Article II) unless, after giving effect to any such Borrowing, (i) the ratio of Global Debt to Stub Period Global EBITDA, for the four-fiscal-quarter period of the Borrower ended September 30, 1997, if such Borrowing will be made at any time prior to the first Determination Date, or
(ii) the ratio of Global Debt to Global EBITDA, for the four-fiscal-quarter Period of the Borrower most recently ended after September 30, 1997, if such Borrowing will be made on or after the first Determination Date, in each case, is less than or equal to 3.75 to 1.0; provided, however, that each such
                                      --------  -------
determination shall be made by giving effect to (A) all Global Debt actually outstanding during any portion of such four-fiscal-quarter period and by assuming that such proposed Borrowing had been incurred on the first day of such four-fiscal-quarter period and (B) all operating assets acquired during such four-fiscal-quarter period and by assuming that such assets were acquired on the first day of such four-fiscal-quarter period.

     (b)  Fixed Charge Coverage Ratio.  The Borrower will not permit, as of the
          ---------------------------
end of any fiscal quarter, the ratio of (i) Consolidated Cash Flow, minus Consolidated Capital Expenditures of the Borrower, to (ii) Consolidated Interest Expense of the Borrower, in each case for the four-fiscal-quarter period most recently ended, to be less than 3.0 to 1.0.

     (c)  Leverage.  (i) The Borrower will not permit, as of the end of any
          --------
fiscal quarter, the ratio of Consolidated Debt of the Borrower to Consolidated Cash Flow, computed in each case for the four-fiscal-quarter period most recently ended, to be greater than 2.0 to 1.0.

          (ii) The Borrower will not permit, as of the end of any fiscal quarter, the ratio of Consolidated Debt of the Borrower to Total Capitalization to be greater than 0.5 to 1.0.

     (d)  Dividend Payments.  The Borrower will not at any time declare, make or
          -----------------
pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid any Dividend unless at the time of declaring such Dividend, and after giving effect thereto, the aggregate amount of all such Dividends declared or paid on or after January 1, 1998 shall not exceed an amount equal to the sum of (i) $50,000,000, plus (ii) 75 percent of Consolidated Net Income or Loss of the Borrower, excluding non-cash Non-Operating Special Items used in determining Consolidated Net Income or Loss, for the period commencing January 1, 1998 and ending with the most recently completed fiscal quarter of the Borrower (treated as a single accounting period).

     (e)  Methodology for Determining Covenant Compliance.  Notwithstanding any
          ------------------------------------------------
     contrary provision of this Agreement, the Borrower's compliance with each of the covenants described in this Section shall be determined in accordance with the following methodology:

          (1) In the event the Borrower, LCR, Equistar, Methanol or any Other Equity Person issues Debt ("Replacement Debt") for the purpose of refinancing Debt outstanding under any of such Person's public indentures or medium-term note programs ("Replaced Debt"), the aggregate principal amount of such Replacement Debt shall be substituted in place of the Replaced Debt for purposes of all determinations and the calculations, in paragraphs (a) and (c) of this Section; provided, however, that the Net
                                             --------  -------
     Interest associated with such Replacement Debt of the Borrower shall be included in Interest Expense of the Borrower for purposes of the calculation in paragraph (b) of this Section; and further provided, that
                                                       ------- --------
     the treasurer of the Borrower shall certify to the Administrative Agent that such Replacement Debt will be used to refinance Replaced Debt.

          (2) The results of operations for, and all information pertaining to, the Borrower's most recently completed quarter or four fiscal quarter period, as applicable, shall be determined based upon the last quarter, or the four fiscal quarter period (the last quarter of which is the most recent quarter), for which the Borrower made a public announcement of its Consolidated Net Income or Loss.

     Section 5.10.   No Subsidiary Debt.   The Borrower will not permit any of
                     ------------------
LRC, the Lyondell Equistar Partners, Lyondell Methanol GP or Lyondell Methanol LP to incur, issue, create, assume or permit to exist any Debt; provided, however, the foregoing prohibition will not apply to the Equistar Debt or any obligation of such Person in respect of LRC, Equistar or Methanol, as the case may be, by reason of that Person's legal status as an Owner of LCR or a partner of Equistar or Methanol, as the case may be.

     Section 5.11.   Disposition of Interests in Subsidiaries.  The Borrower
                     ----------------------------------------
shall not convey, sell, assign, transfer, pledge or otherwise dispose of any of its equity interests in any of LRC, the Lyondell Equistar Partners, Lyondell Methanol GP or Lyondell Methanol LP; provided, however, the foregoing prohibition shall not apply if, after giving effect to any such disposition, the aggregate amount of Net Cash Proceeds (as such term is hereinafter defined) from all such dispositions actually received by the Borrower therefrom since the date of this Agreement does not exceed $100,000,000 or, if the aggregate amount of Net Cash Proceeds does exceed $100,000,000 (such excess Net Cash Proceeds being the "Excess Proceeds"), concurrently with the receipt of those Excess Proceeds from time to time, the Borrower reduces the Commitment Amount by an amount equal to 80% of the Excess Proceeds so received. Any reduction of the Commitments shall apply proportionately to the Commitment of each Bank in accordance with its Commitment Percentage and any such reduction shall be permanent. For purposes of this Section 5.11, "Net Cash Proceeds" means the sum of all cash (including all installments under any note when received) received in connection with any such disposition, minus all reasonable fees, expenses and other costs incurred by the Borrower in connection with such disposition.

                                  ARTICLE VI

                             DEFAULTS AND REMEDIES

      SECTION 6.01.   Defaults.  If one or more of the following events (herein
                      --------
called "Events of Default") shall occur and be continuing:

          (a) the Borrower shall default in the payment when due of any principal of any Loan or any reimbursement obligation in respect of any Letter of Credit, or shall default in the payment within five days after the due date thereof of any interest on any Loan or any other amount payable hereunder;

          (b) the Borrower shall fail to perform or observe any covenant or agreement to be performed by it contained in Section 5.01(e), Section 5.02(b) or Sections 5.03 through 5.09;

          (c) the Borrower shall fail to perform or observe any covenant or agreement to be performed by it contained in this Agreement (other than those covered by paragraphs (a) or (b) above) for 30 consecutive days after written notice of such failure is given to the Borrower by the Administrative Agent at the request of any Bank;

          (d) the Borrower shall have made, or be deemed to have made pursuant to Section 3.02, any representation or warranty in this Agreement or in any certificate or other document delivered pursuant hereto or in respect of any financial statement delivered pursuant hereto, which shall prove to have been incorrect in any material respect when so made or deemed to have been made;

          (e) the Borrower or any of its Subsidiaries shall fail to pay any indebtedness for borrowed money (other than the Loans or any reimbursement obligation in respect of any Letters of Credit) payable or Guaranteed by it, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Guarantee; provided, however, that the aggregate amount of such Debt or Guaranteed
     --------  -------
     Debt, including any accrued and unpaid interest or premium thereon, shall exceed $15,000,000;

          (f) LRC shall be determined (upon exhaustion of all appeals and expiration of all cure periods as provided in the LCR Regulations) to be in default of any of its material obligations pursuant to the LCR Regulations or the Lyondell Equistar Partners shall be determined (upon exhaustion of all appeals and expiration of all cure periods as provided in the Equistar Partnership Agreement) to be in default of any of their material obligations pursuant to the Equistar Partnership Agreement;

          (g) the Borrower, any Restricted Subsidiary, LCR or Equistar shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower, any Restricted Subsidiary, LCR or Equistar seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, any Restricted Subsidiary, LCR or Equistar under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 90 days thereafter;

          (j) a final, non-appealable judgment or order for the payment of money in excess of $15,000,000 shall be rendered against the Borrower, any

     Restricted Subsidiary, LCR or Equistar and such judgment or order shall continue unsatisfied for a period of 30 days;

     then, and without notice upon the occurrence of an Event of Default specified in Section 6.01(g) or Section 6.01(h), or, by notice to the Borrower upon the occurrence and during the continuation of any other Event of Default, the Administrative Agent may and, upon the written request of the Required Banks shall, take any or all of the following actions: (i) declare the Banks' Commitments terminated, whereupon the Commitments of the Banks shall forthwith terminate immediately and any accrued and unpaid Facility Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued and unpaid interest in respect of all Loans and all Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without further presentment, demand, notice of demand or of dishonor and non-payment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by the Borrower; and (iii) direct the Borrower to pay, and the Borrower agrees that upon receipt of such notice (or upon the occurrence of an Event of Default specified in Section 6.01(g) or Section 6.01(h)), it will pay to the Administrative Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding to be held in an interest bearing account with the Administrative Agent, all such cash and interest to be held by the Administrative Agent as security for the Obligations of the Borrower hereunder and under the Notes and the other Loan Documents.

     SECTION 6.02.   Other Remedies.  Upon the occurrence and during the
                     --------------
continuance of any Event of Default, the Administrative Agent, acting at the request of the Required Banks, may proceed to protect and enforce its rights, either by suit in equity or by action at law or both, or may proceed to enforce the payment of all amounts owing to the Agents and the Banks under the Loan Documents and interest thereon in the manner set forth herein or therein; it being intended by the parties hereto that, to the maximum extent permitted by applicable law, no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing at law or in equity or by a statute or otherwise.

     SECTION 6.03.   Rights of Setoff.  If any Event of Default shall have
                     ----------------
occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank, or any branch, subsidiary or Affiliate of such Bank, to or for the credit or the account of the Borrower against any and all the Obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents irrespective of whether or not such Bank or the Administrative Agent shall have made any demand under this Agreement, such Note, or the Obligations and although the Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

                                  ARTICLE VII

                                  THE AGENTS

      SECTION  7.01.   Appointment and Authorization.  Each Bank irrevocably
                       -----------------------------
appoints and authorizes each of the Administrative Agent, the Documentation Agent and the Auction Agent to take such action as Administrative Agent, the Documentation Agent or the Auction Agent, as the case may be, on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent, the Documentation Agent or the Auction Agent, as the case may be, by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

      SECTION  7.02.   Agents and Affiliates.  Each of the Administrative Agent
                       ---------------------
and the Documentation Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though they were not the Agents, and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or LCR or any Affiliate thereof as if they were not the Agents hereunder.

      SECTION  7.03.   Action by Agents.  The obligations of the Administrative
                       ----------------
Agent and the Auction Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agents shall not be required to take any action with respect to any Default, except as expressly provided in Article VI. The Documentation Agent shall have no duties or obligations hereunder.

      SECTION  7.04.   Consultation with Experts.  The Agents may consult with
                       -------------------------
legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION  7.05.   Liability of Agents.  NEITHER THE AGENTS NOR ANY OF THEIR
                      -------------------
RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES SHALL BE LIABLE TO ANY BANK FOR ANY ACTION TAKEN OR NOT TAKEN BY THEM IN CONNECTION HEREWITH (I) WITH THE CONSENT OR AT THE REQUEST OF THE REQUIRED BANKS OR (II) IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE, UNLAWFUL ACT OR WILLFUL MISCONDUCT. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE AGENTS, THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES SHALL BE INDEMNIFIED AND HELD HARMLESS BY THE BANKS FROM ALL COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) CLAIMS, DEMANDS, ACTIONS, LOSSES OR LIABILITIES ARISING OUT OF THE NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH PERSONS. Neither the Agents nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Credit Event hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agents shall not incur any liability to any Bank by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.

     SECTION  7.06.   INDEMNIFICATION.  EACH BANK SHALL RATABLY IN ACCORDANCE
                      ---------------
WITH ITS COMMITMENT, INDEMNIFY EACH OF THE AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER) AGAINST ANY COST, EXPENSE (INCLUDING COUNSEL FEES AND DISBURSEMENTS), CLAIM, DEMAND, ACTION, LOSS OR LIABILITY INCLUDING ANY LIABILITY
                                                         -----------------------
FOR ANY OF THE AGENTS' OWN NEGLIGENCE (EXCEPT SUCH AS RESULT FROM SUCH AGENT'S
-------------------------------------
GROSS NEGLIGENCE, UNLAWFUL ACT OR WILLFUL MISCONDUCT) THAT SUCH AGENT MAY SUFFER OR INCUR IN CONNECTION WITH THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY SUCH AGENT HEREUNDER. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE AGENTS, THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES SHALL BE INDEMNIFIED AND HELD HARMLESS BY THE BANKS FROM ALL COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) CLAIMS, DEMANDS, ACTIONS, LOSSES OR LIABILITIES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH PERSONS.

     SECTION  7.07.   Credit Decision.  Each Bank acknowledges that it has,
                      ---------------
independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION  7.08.   Successor Agents.  Any of the Agents may resign at any
                      ----------------
time by giving written notice thereof to the Banks and the Borrower, with such resignation to be effective upon the acceptance by a successor Agent of its appointment as agent hereunder, as set forth below. Further, upon vote of the Required Banks, any of the Agents may be replaced by any other Bank consented to by the Borrower (which consent shall not be unreasonably withheld) and which Bank consents to assume the duties of such Agent being replaced; provided,
                                                                 --------
however, that upon any such resignation or removal, a remaining Agent (at its
-------
sole discretion) may assume the role and responsibilities of the resigning Agent, with the consent of the Borrower, which consent shall not be unreasonably withheld. If a remaining Agent chooses not to accept such appointment following a resignation, the Required Banks shall have the right to appoint a successor Agent, with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank or a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

     SECTION  8.01.   Basis for Determining Interest Rate Inadequate or Unfair.
                      --------------------------------------------------------
If on or prior to the first day of any Interest Period for any Euro-Dollar Committed Borrowing:

          (1) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (2) the Required Banks advise the Administrative Agent that the Euro-Dollar Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Committed Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks; whereupon, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such notice no longer exist, (A) the obligations of the Banks to make Euro-Dollar Committed Loans shall be suspended and (B) unless the Borrower notifies the Administrative Agent at least one Domestic Business Day before the date of any Euro-Dollar Committed Borrowing for which a Notice of Committed Borrowing has previously been given that it elects not to borrow on such date, such Euro-Dollar Committed Borrowing shall be made as a Base Rate Borrowing.

     SECTION  8.02.   Illegality.  If, after the Effective Date, the adoption of
                      ----------
any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Committed Loans or its Euro-Dollar Competitive Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which such Bank shall do forthwith) the obligation of such Bank to make Euro-Dollar Committed Loans or its Euro-Dollar Competitive Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Committed Loans or its Euro-Dollar Competitive Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such affected Euro-Dollar Committed Loan or Euro-Dollar Competitive Loan, together with accrued interest thereon. Concurrently with prepaying each such affected Euro-Dollar Committed Loan or Euro-Dollar Competitive Loan, the Borrower shall borrow a Base Rate Loan and such Bank shall make such Base Rate Loan.

     SECTION  8.03.   Increased Cost and Reduced Return.  (a)  If on or after
                      ---------------------------------
the Effective Date, in the case of any Loan or any obligation to make Loans or any obligations to issue or participate in any Letters of Credit, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Parent or Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Committed Loans, its Competitive Loans or participation in Letters of Credit, its Committed Notes, its Competitive Notes or its obligation to make Euro-Dollar Committed Loans or issue Letters of Credit, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Euro-Dollar Committed Loans, its Competitive Loans or Letters of Credit or any other amounts due under this Agreement in respect of its Euro-Dollar Committed Loans, its Competitive Loans or Letters of Credit or its obligation to make Euro-Dollar Committed Loans or issue or participate in Letters of Credit (except for changes in the rate of tax on the income of such Bank or its Applicable Lending Office or changes in franchise taxes imposed on it under applicable law); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Committed Loan or Euro-Dollar Competitive Loan, any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 8.05) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Committed Loans, its Competitive Loans, its Committed Notes, its Competitive Notes or its obligation to make Euro-Dollar Committed Loans;

and the result of any of the foregoing is to increase the actual cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Committed Loan or Competitive Loan or issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Committed Notes or Competitive Notes with respect thereto, by an amount reasonably deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank (without duplication of amounts otherwise payable hereunder) such additional amount or amounts as will compensate such Bank for such increased cost or reduction with respect to such affected Euro-Dollar Committed Loan, Competitive Loan or Letter of Credit or such affected sum.

     (b) If any Bank shall have reasonably determined that the adoption of any applicable law, rule or regulation regarding capital adequacy or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Parent or Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or has had the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank or its Parent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank (without duplication of amounts otherwise payable hereunder) such additional amount or amounts as will compensate such Bank or its Parent for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the basis for such compensation shall be conclusive in the absence of manifest error, and the amount set forth therein shall be payable by the Borrower within five days after receipt of such certificate. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION  8.04.   Substitute Loans.  If (i) the obligation of any Bank to
                      ----------------
make Euro-Dollar Committed or Euro-Dollar Competitive Loans has been suspended pursuant to Section 8.01 or 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply (which such Bank shall do forthwith):

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Committed Loans or Euro-Dollar Competitive Loans, as the case may be, shall be made instead as Base Rate Loans, and

          (b) after each of its Euro-Dollar Committed Loans or Euro-Dollar Competitive Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Committed Loans or Euro-Dollar Competitive Loans, as the case may be, shall instead be applied to repay its Loans made pursuant to Section 8.02 or clause (a) above.

     SECTION  8.05.   Regulation D Compensation.  Each Bank may require the
                      -------------------------
Borrower to pay, contemporaneously with each payment of interest on Euro-Dollar Committed Borrowings or Euro-Dollar Competitive Borrowings, additional interest on the related Euro-Dollar Committed Loan or Euro-Dollar Competitive Loan of such Bank at a rate per annum equal to the excess of (i) (A) the applicable Euro-Dollar Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the rate specified in clause (i)(A). Any Bank electing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Committed Loans or Euro-Dollar Competitive Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least five Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Committed Loans of the amount then due it under this Section.

     SECTION  8.06.   Substitution of Bank.  If (i) the obligation of any Bank
                      --------------------
to make Euro-Dollar Committed Loans or Euro-Dollar Competitive Loans has been suspended pursuant to Section 8.01 or 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.05, or if any Bank has notified the Borrower that it is not capable of receiving payments without deduction or withholding pursuant to Section 2.19 the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Committed Notes or Competitive Notes for cash without recourse to such Bank and assume the Commitment and participation in any Letters of Credit of such Bank. Any such purchase shall be at par, shall be subject to the provisions of Section 2.15, shall be without prejudice to the Borrower's obligations under Section
9.04 and shall release such Bank from all further obligations under this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION  9.01.   Notices.  All notices and other communications provided
                      -------
for herein shall be in writing (including bank wire, telex, telegraph, telecopy, cable or similar writing) and shall be given to the intended recipient at the "Address for Notices" specified, if the intended recipient is the Borrower or any of the Agents, below its name on the signature pages hereof or, if the intended recipient is a Bank, in such Bank's Administrative Questionnaire, or, as to any party, at such other address as shall be designated by such party in a notice to the Borrower and the Administrative Agent. All notices and other communications shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopier, upon telephone confirmation that the telecopied document has been received by the individual to whom it was addressed, or (iv) if given by any other means, when delivered at the address specified in this Section; provided, however, that notices to the Administrative
                           --------  -------
Agent under Article II or VIII hereof shall not be effective until received and notices to the Borrower under Section 6.01 shall not be effective until such notice is received.

     SECTION  9.02.   No Waiver.  No failure on the part of any of the Agents or
                      ---------
any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the extent permitted by applicable law, the remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     SECTION  9.03.   GOVERNING LAW.  THIS AGREEMENT AND THE NOTES SHALL BE
                      -------------
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     SECTION  9.04.   Expenses; Documentary Taxes; Indemnification.   (a)  The
                      --------------------------------------------
Borrower shall pay, within 30 days after receipt of a reasonably detailed statement setting forth the amount and nature thereof, (i) all out-of-pocket expenses of the Agents, including the reasonable fees and disbursements of one firm serving as special counsel for both Agents, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agents or any Bank, including reasonable fees and disbursements of counsel (either outside counsel or in-house counsel, as the case may be), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

     (B) THE BORROWER AGREES TO INDEMNIFY EACH BANK (AND ITS AFFILIATES DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES) AND EACH AGENT (AND ITS AFFILIATES DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES) AND HOLD EACH BANK AND EACH AGENT HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES OF ANY KIND (INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL (EITHER OUTSIDE COUNSEL OR IN-HOUSE COUNSEL, AS THE CASE MAY BE) FOR ANY BANK AND ANY AGENT IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH BANK OR SUCH AGENT SHALL BE DESIGNATED A PARTY THERETO) WHICH MAY BE INCURRED BY SUCH BANK, OR BY SUCH AGENT IN CONNECTION WITH ITS ACTIONS AS AN AGENT HEREUNDER, RELATING TO OR ARISING OUT OF ARTICLE VI OR VII OF THIS AGREEMENT OR ANY ACTUAL OR PROPOSED USE OF PROCEEDS OF LOANS HEREUNDER.

     (C) EACH AGENT AND EACH BANK ENTITLED TO INDEMNITY FROM THE BORROWER UNDER ANY PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE INDEMNIFIED AND HELD HARMLESS TO THE EXTENT PROVIDED THEREUNDER AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, CLAIMS, DEFICIENCIES, JUDGMENTS, COSTS OR REASONABLE EXPENSES RELATING TO ENVIRONMENTAL LAWS OR RELEASES IF ANY OF SUCH LOSSES, LIABILITIES, DAMAGES, CLAIMS, DEFICIENCIES, JUDGMENTS, COSTS OR EXPENSES RELATE TO VIOLATIONS OF REQUIREMENTS OF ENVIRONMENTAL LAWS RESULTING FROM ANY OF THE BORROWER'S AND ITS CONSOLIDATED SUBSIDIARIES' OPERATIONS (OTHER THAN AS A RESULT OF SUCH INDEMNIFIED PERSON'S ACTS OR OMISSIONS IF SUCH INDEMNIFIED PERSON IS DEEMED TO BE A "PERSON IN CONTROL" UNDER ANY STATE OR FEDERAL STATUTE OR REGULATION).

     (D) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS BUT IN ALL EVENTS SUBJECT TO PARAGRAPH (E) OF THIS SECTION 9.04, IT IS THE EXPRESS INTENTION OF THE BORROWER AND THE OTHER PARTIES HERETO THAT EACH INDEMNIFIED PERSON ENTITLED TO INDEMNITY UNDER ANY PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE INDEMNIFIED AND HELD HARMLESS TO THE EXTENT PROVIDED THEREUNDER AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS OR REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH INDEMNIFIED PERSON.

     (E) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT, IN NO EVENT SHALL THE BORROWER BE LIABLE TO ANY INDEMNIFIED PERSON IN

ANY MANNER WITH RESPECT TO ANY LIABILITIES DAMAGES, LOSSES, CLAIMS, DEFICIENCIES, JUDGMENTS, COSTS OR EXPENSES OF ANY KIND FOR ANY ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE, AN UNLAWFUL ACT OR WILLFUL MISCONDUCT OR VIOLATION OF LAW ON THE PART OF SUCH INDEMNIFIED PERSON.

     SECTION  9.05.   Amendments, Etc.  Any provision of this Agreement or the
                      ----------------
Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided, however,
                                                             --------  -------
that no such amendment, waiver or modification shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for increases to the Commitment of any Bank pursuant to Section 8.06 to which such Bank has agreed in writing), (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) amend or waive any provision of Section 3.01 or this Section 9.05. Notwithstanding the foregoing, the Administrative Agent and the Borrower shall have the right, without consent of the Required Banks, to amend the procedures for the extension of the Termination Date set forth in Section 2.01 to the extent the Administrative Agent shall determine such amendment to be necessary to ensure that the Banks will not be required to maintain capital against their Commitments under applicable rules, regulations and interpretations of bank regulatory authorities; provided, that no such amendment shall permit the extension of any
             --------
Bank's Commitment without the consent of such Bank.

     SECTION  9.06.   Counterparts; Integration.  This Agreement may be executed
                      -------------------------
in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     SECTION  9.07.   Successors and Assigns.  (a)  The provisions of this
                      ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans or any or all of its Commitment Percentage of Letter of Credit Outstandings. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however,
                                                           --------  -------
that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 9.04 and Article VIII with respect to its participating interest; provided, however, that all amounts payable to a Bank for the account
          --------  -------
of a Participant under Sections 2.14 and 9.04 and Article VIII shall be determined as if such Bank had not granted such participation to the Participant. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may, upon 5 days notice to the Administrative Agent and the Borrower, assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all (in minimum amounts of $10,000,000 and in multiples of $1,000,000), of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank, with (and subject to) the written consent of the Borrower and the Administrative Agent; which shall not be unreasonably withheld; provided, however, that if an Assignee
                                          --------  -------
is the local Federal Reserve Bank branch for the region in which such Bank is located and is receiving a collateral assignment or is an Affiliate of such transferor Bank, no such consent shall be required. Upon execution by the transferor Bank, the Borrower, the Assignee and the Agents, and delivery of, such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to the extent of such assignment, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agents and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. Prior to the issuance of any such new Note, the Assignee to which such Note is issued shall pay to the Administrative Agent a fee of $2,000.00.

     (d) No Assignee or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (e) If the Reference Bank assigns its Notes to an institution that is not an Affiliate, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Required Banks, appoint another bank to act as the Reference Bank hereunder.

     SECTION  9.08. Survival.  The obligations of the Borrower under Article
                    --------
VIII and Section 9.04 shall survive the repayment of the Loans and the satisfaction of the Letter of Credit Outstandings and the termination of the Commitments.

     SECTION  9.09. Acknowledgment.  The Borrower acknowledges that the Banks
                    --------------
have entered into this Agreement in reliance on the Borrower's assurance that the Borrower does not intend to use the proceeds of any Borrowings hereunder in a manner which would violate any applicable law or governmental rule or regulation.

     SECTION  9.10. Headings.  The Table of Contents and Article and Section
                    --------
headings used herein shall not affect the interpretation of any provision of this Agreement.

     SECTION  9.11. Sharing of Setoffs.  Each Bank agrees that, if it shall,
                    ------------------
by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Committed Note or Competitive Note held by it or any Letter of Credit Outstandings which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Committed Note or Competitive Note held by such other Bank or any Letter of Credit Outstandings (other than disproportionate payments to any Bank provided for by this Agreement), the Bank receiving such proportionately greater payment shall purchase such participation in the Committed Notes or the Competitive Notes held by, or the rights in respect of Letter of Credit Outstandings of, the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Committed Notes or the Competitive Notes and Letter
of Credit Outstandings held by the Banks shall be shared by the Banks pro rata; provided, however, that nothing in this Section shall impair the right of
--------  -------
any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount recovered thereby to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, or in respect of Letter of Credit Outstandings. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION  9.12. Collateral.  Each of the Banks represents to the Agents
                    ----------
and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION  9.13. CONSENT TO JURISDICTION.  (a)  TO THE EXTENT PERMITTED BY
                    -----------------------
APPLICABLE LAW, THE BORROWER IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN HARRIS COUNTY, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY NOTE OR ANY LETTER OF CREDIT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER AGREES THAT A FINAL, NONAPPEALABLE JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER AND MAY BE ENFORCED IN ANY FEDERAL OF STATE COURT SITTING IN THE STATE OF TEXAS (OR ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE BORROWER IS OR MAY BE SUBJECT) BY A SUIT UPON SUCH JUDGMENT; PROVIDED, HOWEVER, THAT SERVICE OF PROCESS IS EFFECTED UPON THE
          --------  -------
BORROWER IN ONE OF THE MANNERS SPECIFIED IN SUBSECTION (b) OF THIS SECTION OR AS OTHERWISE PERMITTED BY LAW.

     (b)  SERVICE OF PROCESS.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE
          ------------------
BORROWER HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF SUBSECTION (a) OF THIS SECTION IN ANY FEDERAL OR STATE COURT SITTING IN HARRIS COUNTY, TEXAS BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED AIR MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE BORROWER AT ITS ADDRESS FOR NOTICES DETERMINED PURSUANT TO
SECTION 9.01.  THE BORROWER IRREVOCABLY WAIVES ALL CLAIM OF ERROR BY REASON

OF ANY SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY AGENT OR ANY BANK. THE BORROWER AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO THE BORROWER.

     (c)  NO LIMITATION ON SERVICE OR SUIT.  NOTHING IN THIS ARTICLE IS INTENDED
          --------------------------------
TO AFFECT THE RIGHT OF ANY AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF ANY AGENT OR ANY BANK TO BRING PROCEEDINGS OTHERWISE PERMITTED BY LAW AGAINST THE BORROWER IN THE COURTS OF THE JURISDICTION OF ANY BANK'S LENDING OFFICE OR THE COURTS OF ANY JURISDICTION OR JURISDICTIONS IN WHICH THE BORROWER HAS ANY ASSETS.

     SECTION  9.14. FINAL AGREEMENT OF THE PARTIES.  THIS AGREEMENT (INCLUDING
                    ------------------------------
THE SCHEDULES AND EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              LYONDELL PETROCHEMICAL COMPANY

                              By:________________________________________
                              Name:  Jeffrey R. Pendergraft
                              Title: Senior Vice President and
                                     Chief Administrative Officer

                              Address for Notices:

                              One Houston Center
                              Suite 1600
                              1221 McKinney Street
                              P.O. Box 3646
                              Houston, TX 77253-3646
                              Attn: Treasurer
                              Telephone No.:  (713) 652-7200
                              Telecopier No.: (713) 652-7430


                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION, as Administrative Agent

                              By:________________________________________
                              Name:  D. G. Mills
                              Title: Vice President

                              Address for Notices:

                              712 Main Street
                              Houston, TX 77002
                              Attn:  Syndications Department
                              Telephone No.:  (713) 216-4037
                              Telecopier No.: (713) 216-2339

                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Documentation Agent

                              By:________________________________________
                              Name:  Michael J. Dillon
                              Title: Managing Director

                              Address for Notices:

                              231 South LaSalle Street, 10th Floor
                              Chicago, IL 60697
                              Attn: Gloria Turner
                              Telephone No.:  (312) 828-4575
                              Telecopier No.: (312) 974-9626


                              THE CHASE MANHATTAN BANK, as Auction Agent


                              By:________________________________________
                              Name:  Sandra J. Miklave
                              Title: Vice President

                              Address for Notices:

                              1 Chase Manhattan Plaza, 8th Floor
                              New York, NY 10081
                              Attn: Christopher Consomer
                              Telephone No.:  (212) 552-7259
                              Telecopier No.: (212) 522-5627

A BANK:                       BANK OF AMERICA NATIONAL TRUST AND
------
                              SAVINGS ASSOCIATION


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

A BANK:                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION
------


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

A BANK:                       THE BANK OF NEW YORK
------


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

A BANK:                       THE BANK OF NOVA SCOTIA
------


                              By:________________________________________
                              Name:  F. C. H. Ashby
                              Title: Senior Manager Loan Operations

A BANK:                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
------
                              HOUSTON AGENCY


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

A BANK:                       CREDIT LYONNAIS NEW YORK BRANCH
------


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

A BANK:                       THE FUJI BANK, LTD.
------


                              By:________________________________________
                              Name:  Jacques Azagury
                              Title: Vice President and Manager

A BANK:                       NATIONSBANK OF TEXAS, N.A.
------


                              By:________________________________________
                              Name:  Patrick M. Delaney
                              Title: Senior Vice President

A BANK:                       SOCIETE GENERALE, SOUTHWEST AGENCY
------


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

A BANK:                       UNION BANK OF SWITZERLAND
------


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________



                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

A BANK:                       THE FIRST NATIONAL BANK OF CHICAGO
------


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

A BANK:                       BANK OF SCOTLAND
------


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

A BANK:                       THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
------


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

A BANK:                       PNC BANK, NATIONAL ASSOCIATION
------


                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

                                                                      SCHEDULE I

                                  COMMITMENTS

Bank                                                        Commitment
----                                                        ----------
Bank of American National Trust and Savings Association     $ 20,000,000
Texas Commerce Bank National Association                    $ 20,000,000
The Bank of New York                                        $ 17,500,000
The Bank of Nova Scotia                                     $ 17,500,000
The Bank of Tokyo-Mitsubishi, Ltd.                          $ 17,500,000
Credit Lyonnais New York Branch                             $ 17,500,000
The Fuji Bank, Ltd.                                         $ 17,500,000
NationsBank of Texas, N.A.                                  $ 17,500,000
Societe Generale, Southwest Agency                          $ 17,500,000
Union Bank of Switzerland                                   $ 17,500,000
The First National Bank of Chicago                          $ 15,000,000
Bank of Scotland                                            $ 10,000,000
The Long-Term Credit Bank of Japan, Lt.d                    $ 10,000,000
PNC Bank, National Association                              $ 10,000,000
                                                            ------------
               Total Commitments                            $225,000,000
                                                            ============

                               SCHEDULE 5.03(C)

                                     None